Exhibit 10.3

CLIFFORD CHANCE US LLP

FORM OF FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF phcc OP, LP a Delaware Limited Partnership
CERTAIN OF THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE PARTNERSHIP THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS.

Dated as of [●], 2021

TABLE OF Contents
Page

Article I Defined Terms	2
Article II Organizational Matters	16

Article III Purpose	19

Section 3.01.	Purpose and Business	19
Section 3.02.	Powers	20
Section 3.03.	Partnership Only for Partnership Purposes Specified	20
Section 3.04.	Representations and Warranties by the Parties	20

Article IV Capital Contributions	21

Article V Distributions	31

Section 5.01.	Requirement and Characterization of Distributions	31
Section 5.02.	Distributions In-Kind	31
Section 5.03.	Distributions to Reflect Issuance of Additional Partnership Units	31

Section 5.04.	Restricted Distributions	31

Article VI Allocations	32

Section 6.01.	Timing and Amount of Allocations of Net Income and Net Loss	32
Section 6.02.	General Allocations	32
Section 6.03.	Additional Allocation Provisions	32
Section 6.04.	Tax Allocations	35

Article VII Management and Operations of Business	36

Article VIII Rights and Obligations of Limited Partners	48

Article IX Books, Records, Accounting and Reports	52

Section 9.01.	Records and Accounting	52
Section 9.02.	Partnership Year	53
Section 9.03.	Reports	53

Article X Tax Matters	53

Section 10.01.	Preparation of Tax Returns	53
Section 10.02.	Tax Audits	54
Section 10.03.	Withholding	54

Section 10.04.	Cooperation; Reimbursement	56

Article XI Transfers and Withdrawals	56

Article XII Admission of Partners	62

Section 12.01.	Admission of Successor General Partner	62
Section 12.02.	Admission of Additional Limited Partners	62
Section 12.03.	Amendment of Agreement and Certificate of Limited Partnership	63
Section 12.04.	Limit on Number of Partners	63
Section 12.05.	Admission	63

Article XIII Dissolution, Liquidation and Termination	63

Article XIV Procedures for Actions and consents of Partners; Amendments; Meetings	66

Section 14.01.	Procedures for Actions and consents of Partners	66
Section 14.02.	Amendments and consents	67
Section 14.03.	Meetings of the Partners	68

Article XV General Provisions	69

Section 15.09.	Entire Agreement	71
Section 15.10.	Invalidity of Provisions	71
Section 15.11.	No Partition	71
Section 15.12.	No Third-Party Rights Created Hereby	71
Section 15.13.	No Rights as Stockholders of the Parent	72
Section 15.14.	Creditors	72

EXHIBIT A	Notice of Redemption of Class A OP Units	A-1

EXHIBIT B	Notice of Election by Partner to Convert LTIP Units into Class A OP Units	B-1

EXHIBIT C	Notice of Election by Partnership to Force Conversion of LTIP Units into Class A OP Units	C-1

THIS FIRST AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PHCC OP, LP (the "Partnership"), dated as of [●], 2021 is entered into by and among (i) PHCC GP, LLC, a Delaware limited liability company (the "General Partner") and wholly-owned subsidiary of Preston Hollow Community Capital, Inc., a Maryland corporation (the "Parent"), (ii) the Limited Partners identified in the Ownership Schedule holding Class A common units of limited partner interest (the "Class A OP Units"), (iii) the Limited Partners identified on the Ownership Schedule as holding Class B common units of limited partner interest (the "Class B OP Units") and (iv) such persons who may be admitted from time to time as partners of the Partnership in accordance with the terms and provisions of this Agreement. Capitalized terms used and not otherwise defined in this Agreement shall have the meanings ascribed to them in Article I below.

WHEREAS, a Certificate of Limited Partnership of the Partnership was filed and accepted by the Secretary of State of the State of Delaware on June 22, 2021;

WHEREAS, the Parent and Preston Hollow Capital, LLC, a Delaware limited liability company ("PHC LLC") entered into an Agreement of Limited Partnership of PHCC OP, LP, dated as of June 23, 2021, pursuant to which the Partnership was formed (the "Original Agreement");

WHEREAS, concurrently with, or prior to, the execution of this Agreement, the Partnership entered into or caused its Subsidiaries to enter into that certain Contribution Agreement dated as of [●], 2021 (the "Contribution Agreement") by and among the Partnership, the Parent, and PHC LLC under which PHC LLC contributed various entities and assets, as the case may be, to the Partnership and/or one or more Subsidiaries of the Partnership and the Partnership assumed certain liabilities of PHC LLC (the "Contributions") in exchange for (i) the issuance by the Partnership to PHC LLC of Class A OP Units, (ii) the issuance by Parent to PHC LLC of shares of Parent Class B Stock intended to provide PHC LLC with voting power in Parent (with respect to matters submitted to holders of Parent Common Stock generally) that is commensurate with the economic interest of the Class A OP Units in the Partnership held by Parent as of the date of this Agreement, and (iii) the issuance by the Partnership to the Parent of a number of Class B OP Units equal to the number of shares of such Parent Class B Stock;

WHEREAS, in order to implement the issuance of such Class A OP Units and Class B OP Units and in order to adopt an agreement of limited partnership that, subject to the adoption of any future amendments, will hereafter govern the affairs of the Partnership, the Parent, the General Partner and PHC LLC desire to amend and restate the Original Agreement in its entirety by entering into this Agreement;

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree to amend and restate the Original Agreement in its entirety and agree to continue the Partnership as a limited partnership under the Delaware Revised Uniform Limited Partnership Act, as amended from time to time, as follows:

Article I

Defined Terms

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement.

"Act" means the Delaware Revised Uniform Limited Partnership Act (6 Del. C. § 17-101 et seq.), as it may be amended from time to time, and any successor to such statute.

"Actions" has the meaning set forth in Section 7.07 hereof.

"Additional Funds" has the meaning set forth in Section 4.04(a) hereof.

"Additional Limited Partner" means a Person who is admitted to the Partnership as a Limited Partner pursuant to Section 4.03 and Section 12.02 hereof and who is shown as such in the Ownership Schedule of the Partnership.

"Adjusted Capital Account" means the Capital Account maintained for each Partner as of the end of each Fiscal Year (i) increased by any amounts which such Partner is obligated to restore pursuant to any provision of this Agreement or is deemed to be obligated to restore pursuant to the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5) and (ii) decreased by the items described in Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) and 1.704-1(b)(2)(ii)(d)(6). The foregoing definition of Adjusted Capital Account is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

"Adjusted Capital Account Deficit" means, with respect to any Partner, the deficit balance, if any, in such Partner's Adjusted Capital Account as of the end of the relevant Partnership Year.

"Adjustment Event" has the meaning set forth in Section 4.06(a) hereof.

"Adjustment Factor" means 1.0; provided, however, that in the event that:

(i)            the Parent (a) declares or pays a dividend on its outstanding shares of Parent Class A Stock wholly or partly in shares of Parent Class A Stock or makes a distribution to all holders of its outstanding shares of Parent Class A Stock wholly or partly in shares of Parent Class A Stock, (b) splits or subdivides its outstanding shares of Parent Class A Stock or (c) effects a reverse stock split or otherwise combines its outstanding shares of Parent Class A Stock into a smaller number of shares of Parent Class A Stock, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (i) the numerator of which shall be the number of shares of Parent Class A Stock issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (ii) the denominator of which shall be the actual number of shares of Parent Class A Stock (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(ii)           the Parent distributes any rights, options or warrants to all holders of its shares of Parent Class A Stock to subscribe for or to purchase or to otherwise acquire shares of Parent Class A Stock (or other securities or rights convertible into, exchangeable for or exercisable for shares of Parent Class A Stock at a price per share less than the Value of a share of Parent Class A Stock on the record date for such distribution (each a "Distributed Right"), then the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (a) the numerator of which shall be the number of shares of Parent Class A Stock issued and outstanding on the record date plus the maximum number of shares of Parent Class A Stock purchasable under such Distributed Rights and (b) the denominator of which shall be the number of shares of Parent Class A Stock issued and outstanding on the record date plus a fraction (1) the numerator of which is the maximum number of shares of Parent Class A Stock purchasable under such Distributed Rights times the minimum purchase price per share of Parent Class A Stock under such Distributed Rights and (2) the denominator of which is the Value of a share of Parent Class A Stock as of the record date; provided, however, that if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights, to reflect a reduced maximum number of shares of Parent Class A Stock or any change in the minimum purchase price for the purposes of the above fraction; and

(iii)          the Parent shall, by dividend or otherwise, distribute to all holders of its shares of Parent Class A Stock evidences of its indebtedness or assets (including securities, but excluding any dividend or distribution referred to in subsection (i) above), which evidences of indebtedness or assets relate to assets not received by the Parent or its Subsidiaries pursuant to a pro rata distribution by the Partnership, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business on the date fixed for determination of stockholders of the Parent entitled to receive such distribution by a fraction (i) the numerator of which shall be such Value of a share of Parent Class A Stock on the date fixed for such determination and (ii) the denominator of which shall be the Value of a share of Parent Class A Stock on the dates fixed for such determination less the then fair market value (as determined by the Parent, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one share of Parent Class A Stock; and

(iv)          the Parent engages in other transaction not referred to clause (i), (ii) or (iii) above which in the judgment of the General Partner results in substantial dilution or enlargement of the economic interests of a share of Parent Class A Stock in relation to Class A OP Units, the Adjustment Factor previously in effect may be adjusted as determined in the sole discretion of the General Partner (with the approval of a majority of the Parent's Independent Directors) in order to prevent or mitigate such substantial dilution or enlargement of such relative economic interests.

Any adjustments to the Adjustment Factor shall become effective immediately after the effective date of such event, retroactive to the record date, if any, for such event.

"Affiliate" means, with respect to any Person, (i) any Person directly or indirectly controlling or controlled by or under common control with such Person, (ii) any Person owning or controlling ten percent (10%) or more of the outstanding voting interests of such Person, (iii) any Person of which such Person owns or controls ten percent (10%) or more of the voting interests or (iv) any officer, director, general partner or trustee of such Person or any Person referred to in clauses (i), (ii), and (iii) above. For the purposes of this definition, "control" when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

"Agreement" means this First Amended and Restated Agreement of Limited Partnership of PHCC OP, LP, as it may be amended, supplemented or restated from time to time.

"Assets" means any assets and property of the Partnership such as, but not limited to, interests in personal property and real property, note receivables, loan receivables, bonds, other debt instruments, fee interests, interests in ground leases, interests in limited liability companies, joint ventures or partnerships, as the Partnership may hold from time to time hold.

"Assignee" means a Person to whom Partnership Interests have been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Limited Partner, and who has the rights set forth in Section 11.05 hereof.

"Available Cash" means, with respect to any period for which such calculation is being made, the amount of cash flow from operations available for distribution by the Partnership as determined by the General Partner in its sole and absolute discretion.

"Business Day" means any day except a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.

"Bylaws" means the Bylaws of the Parent, as amended, supplemented or restated from time to time.

"Capital Account" means, with respect to any Partner, the Capital Account maintained by the General Partner for such Partner on the Partnership's books and records in accordance with the following provisions:

A.            To each Partner's Capital Account, there shall be added such Partner's Capital Contributions, such Partner's distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.03 hereof, and the principal amount of any Partnership liabilities assumed by such Partner or that are secured by any property distributed to such Partner.

B.            From each Partner's Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any property distributed to such Partner pursuant to any provision of this Agreement, such Partner's distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.03 hereof, and the principal amount of any liabilities of such Partner assumed by the Partnership or that are secured by any property contributed by such Partner to the Partnership.

C.            In the event any interest in the Partnership is Transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

D.            In determining the principal amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

E.            The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations Sections 1.704-1(b) and 1.704-2, and shall be interpreted and applied in a manner consistent with such Regulations. If the General Partner in its good-faith but sole discretion shall determine that it is prudent to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the General Partner may make such modification.

"Capital Account Deficit" has the meaning set forth in Section 13.02(c) hereof.

"Capital Account Limitation" has the meaning set forth in Section 4.07(b) hereof.

"Capital Contribution" means, with respect to any Partner, the amount of money and the initial Gross Asset Value of any Contributed Asset that such Partner contributes to the Partnership or is deemed to contribute to the Partnership pursuant to Section 4.04 hereof.

"Cash Amount" means, with respect to a Tendering Partner, an amount of cash equal to the product of (A) the Value of a share of Parent Class A Stock and (B) such Tendering Partner's Parent Class A Stock Amount determined as of the date of receipt by the General Partner, with a copy to the Parent, of such Tendering Partner's Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day.

"Certificate" means the Certificate of Limited Partnership of the Partnership filed in the office of the Secretary of State of the State of Delaware on June 22, 2021, as may be further amended from time to time in accordance with the terms hereof and the Act.

"Charter" means the Articles of Amendment and Restatement of Parent dated [●], 2021, as amended, supplemented or restated from time to time.

"Class A OP Unit" has the meaning set forth in the recitals hereto.

"Class A OP Unit Economic Balance" has the meaning set forth in Section 6.03(d) hereof.

"Class B OP Unit" has the meaning set forth in the recitals hereto.

"Closing Price" has the meaning set forth in the definition of "Value."

"Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

"Contributed Asset" means each Asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Partnership (or deemed contributed by the Partnership to a "new" partnership pursuant to Code Section 708) net of any liabilities assumed by the Partnership relating to such Contributed Asset and any liability to which such Contributed Asset is subject.

"Debt" means, as to any Person, as of any date of determination, (i) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (ii) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (iii) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person's interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (iv) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

"Depreciation" means, for each Partnership Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or period, Depreciation shall be in an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the General Partner.

"Distributed Right" has the meaning set forth in the definition of "Adjustment Factor."

"Economic Capital Account Balance" has the meaning set forth in Section 6.03(d) hereof.

"Equity Incentive Plan" means (i) the Parent's equity incentive plan in place on the date hereof and (ii) any equity incentive plan adopted by the Partnership or the Parent following the date hereof, in each case with the approval of the board of directors or compensation committee of Parent.

"ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

"Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

"Forced Conversion" has the meaning set forth in Section 4.07(c)  hereof.

"Forced Conversion Notice" has the meaning set forth in Section 4.07(c) hereof.

"GAAP" means generally accepted accounting principles, as applied in the United States.

"General Partner" means PHCC GP, LLC, a Delaware limited liability company and wholly-owned subsidiary of Parent, together with its successors and assigns, as the general partner of the Partnership.

"General Partner Interest" means the non-economic Partnership Interest held by the General Partner, which Partnership Interest is an interest as a general partner under the Act and which Partnership Interest includes all benefits, rights and authority to which the holder of a General Partner Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement in such capacity.

"Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

(a)           The initial Gross Asset Value of any asset contributed by a Partner to the Partnership shall be the gross fair market value of such asset as determined by the General Partner in its sole discretion.

(b)           The Gross Asset Values of all Partnership assets immediately prior to the occurrence of any event described in clause (i) through clause (iv) hereof shall be adjusted to equal their respective gross fair market values, as determined by the General Partner in its sole discretion using such reasonable method of valuation as it may adopt, as of the following times:

(i)              the acquisition of an additional interest in the Partnership (other than in connection with the execution of this Agreement) by a new or existing Partner in exchange for more than a de minimis Capital Contribution, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(ii)            the distribution by the Partnership to a Partner of more than a de minimis amount of Assets as consideration for an interest in the Partnership, if the General Partner reasonably determines that such adjustment is necessary or appropriate to reflect the relative economic interests of the Partners in the Partnership;

(iii)           the grant of an interest in the Partnership (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Partnership by an existing Partner acting in its capacity as a Partner, or by a new Partner acting in its capacity as a Partner or in anticipation of becoming a Partner;

(iv)           the issuance of a noncompensatory option to acquire an interest in the Partnership (other than a de minimis interest);

(v)            the liquidation of the Partnership within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g); and

(vi)           at such other times as the General Partner shall reasonably determine necessary or advisable in order to comply with Regulations Section 1.704-1(b).

(c)            The Gross Asset Value of any Partnership asset distributed to a Partner shall be the gross fair market value of such asset on the date of distribution as determined by the distributee and the General Partner; provided, that, if the distributee is the General Partner or if the distributee and the General Partner cannot agree on such a determination, such gross fair market value shall be determined by an independent third party experienced in the valuation of similar assets, selected by the General Partner in good faith.

(d)            The Gross Asset Values of Partnership assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the General Partner reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e)            If the Gross Asset Value of a Partnership asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

"Holder" means either (a) a Partner or (b) an Assignee, owning a Partnership Unit, that is treated as a Partner of the Partnership for federal income tax purposes.

"Incapacity" or "Incapacitated" means, (i) as to any Partner who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Partner incompetent to manage his or her person or his or her estate; (ii) as to any Partner that is a corporation or limited liability company, the filing of a certificate of dissolution, or its equivalent, or the revocation of the corporation's charter; (iii) as to any Partner that is a partnership, the dissolution and commencement of winding up of the partnership; (iv) as to any Partner that is an estate, the distribution by the fiduciary of the estate's entire interest in the Partnership; (v) as to any trustee of a trust that is a Partner, the termination of the trust (but not the substitution of a new trustee); or (vi) as to any Partner, the bankruptcy of such Partner. For purposes of this definition, bankruptcy of a Partner shall be deemed to have occurred when (a) the Partner commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Partner under any bankruptcy, insolvency or other similar law now or hereafter in effect, (b) the Partner is adjudged as bankrupt or insolvent, or a final and nonappealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Partner, (c) the Partner executes and delivers a general assignment for the benefit of the Partner's creditors, (d) the Partner files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Partner in any proceeding of the nature described in clause (b) above, (e) the Partner seeks, consents to or acquiesces in the appointment of a trustee, receiver or liquidator for the Partner or for all or any substantial part of the Partner's properties, (f) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within 120 days after the commencement thereof, (g) the appointment without the Partner's consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within 90 days of such appointment, or (h) an appointment referred to in clause (g) above is not vacated within 90 days after the expiration of any such stay.

"Indemnitee" means (i) any Person made a party to a proceeding by reason of its status as (A) the Parent, the General Partner or any successor thereto or (B) a member of the General Partner, stockholder of the Parent, or an officer or director of the Partnership, the General Partner, the Parent or a Subsidiary thereof and (ii) such other Persons (including Affiliates of the General Partner, the Parent or the Partnership) as the Parent or General Partner may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

"Independent Directors" means the directors of the Board of Directors of the Parent designated by Parent as "independent directors" for purposes of qualifying them as independent directors under the rules and regulations of the principal national securities exchange on which such shares of Parent Class A Stock are listed or admitted to trading or, if such common stock is not so listed, under director independence standards adopted by Parent from time to time.

"IRS" means the Internal Revenue Service, which administers the internal revenue laws of the United States.

"Junior Unit" means a fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.01,  4.02, or 4.03 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are junior in rank to the OP Units.

"Limited Partner" means any Person named as a Limited Partner in the Ownership Schedule or any Substituted Limited Partner or Additional Limited Partner, in such Person's capacity as a Limited Partner in the Partnership named in the Ownership Schedule, as amended and restated from time to time.

"Limited Partner Interest" means a Partnership Interest of a Limited Partner in the Partnership representing a fractional part of the Partnership Interests of all Limited Partners and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Limited Partner Interest may be expressed as a number of Class A OP Units, Class B OP Units, Preferred Units, Junior Units or other Partnership Units.

"Liquidating Event" has the meaning set forth in Section 13.01 hereof.

"Liquidating Gains" has the meaning set forth in Section 6.03(d) hereof.

"Liquidator" has the meaning set forth in Section 13.02(a) hereof.

"LTIP Award" means each or any, as the context requires, long-term incentive plan award issued under any Equity Incentive Plan.

"LTIP Unit" means a Partnership Unit which is designated as an LTIP Unit and which has the rights, preferences and other privileges designated in Section 4.06 hereof (except as may be varied by the designations applicable to any particular class of LTIP Units) and elsewhere in this Agreement (including any exhibit hereto creating any new class or series of LTIP Units) or in the Equity Incentive Plan or the award, vesting or other agreement pursuant to which an LTIP Unit is granted to the holder thereof. The allocation of LTIP Units among the Partners shall be set forth on the Ownership Schedule, as may be amended from time to time.

"LTIP Unitholder" means a Partner that holds LTIP Units.

"Majority in Interest of the Class A OP Units" means Limited Partners (excluding any Limited Partner Interests held by the Parent, the General Partner or their Subsidiaries) holding more than 50% of the outstanding Class A OP Units and any other Partnership Units voting as single class with Class A OP Units that are held by Limited Partners who are not excluded for the purposes hereof.

"Market Price" has the meaning set forth in the definition of "Value."

"Net Income" or "Net Loss" means, for each Partnership Year of the Partnership, an amount equal to the Partnership's taxable income or loss for such year, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)            any income of the Partnership that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss" shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b)            any expenditure of the Partnership described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of "Net Income" or "Net Loss," shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c)            in the event the Gross Asset Value of any Partnership asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of "Gross Asset Value," the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)            gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)            in lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Partnership Year;

(f)             to the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Partner's interest in the Partnership, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)            notwithstanding any other provision of this definition of "Net Income" or "Net Loss," any item that is specially allocated pursuant to Section 6.03 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Partnership income, gain, loss or deduction available to be specially allocated pursuant to Section 6.03 hereof shall be determined by applying rules analogous to those set forth in this definition of "Net Income" or "Net Loss."

"New Securities" means (i) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase Parent Common Stock, Parent Preferred Stock or Parent Junior Stock, except that "New Securities" shall not mean any Parent Preferred Stock, Parent Junior Stock or grants under the Equity Incentive Plan or (ii) any Debt issued by the Parent or General Partner that provides any of the rights described in clause (i).

"Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

"Nonrecourse Liability" has the meaning set forth in Regulations Section 1.752-1(a)(2).

"Notice of Redemption" means the Notice of Redemption substantially in the form of Exhibit B attached to this Agreement.

"NYSE" means the New York Stock Exchange.

"OP Units" mean the Class A OP Units, Class B OP Units and series of such units together with any other class or series of common units of limited partner interest that may be created in the future and issued pursuant to Sections 4.01, 4.02, 4.03, but does not include any LTIP Units, Preferred Units, Junior Units or any other Partnership Units specified in a Partnership Unit Designation as being other than an OP Unit.

"Ownership Information" has the meaning set forth in Section 2.07 herein.

"Ownership Schedule" has the meaning set forth in Section 2.07 herein.

"Parent" has the meaning set forth in the introduction to this Agreement.

"Parent Class A Stock" means shares of the Parent's Class A Common Stock, par value $0.01 per share.

"Parent Class A Stock Amount" means a number of shares of Parent Class A Stock equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor in effect on the Specified Redemption Date with respect to such Tendered Units; provided, however, that in the event that the Parent issues to all holders of shares of Parent Class A Stock as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the Parent's stockholders to subscribe for or purchase shares of Parent Class A Stock, or any other securities or property (collectively, the "Rights"), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the Parent Class A Stock Amount shall also include such Rights that a holder of that number of shares of Parent Class A Stock would be entitled to receive, expressed, where relevant hereunder, in a number of shares of Parent Class A Stock determined by the General Partner in good faith.

"Parent Class B Stock" means shares of the Parent's Class B Common Stock, $0.01 par value per share.

"Parent Common Stock" means, collectively, the Parent Class A Stock and Parent Class B Stock and any future class or series of shares of the Parent if so designated in the Parent's sole discretion.

"Parent Junior Stock" means a share of capital stock of the Parent now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are junior in rank to the Parent Common Stock.

"Parent Preferred Stock" means a share of capital stock of the Parent now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Parent Common Stock.

"Parity LTIP Unit" has the meaning set forth in Section 6.03(d) hereof.

"Partner" means the General Partner or a Limited Partner, and "Partners" means the General Partner and the Limited Partners.

"Partner Minimum Gain" means an amount, with respect to each Partner Nonrecourse Debt, equal to the Partnership Minimum Gain that would result if such Partner Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

"Partner Nonrecourse Debt" has the meaning set forth in Regulations Section 1.704-2(b)(4).

"Partner Nonrecourse Deductions" has the meaning set forth in Regulations Section 1.704-2(i)(2), and the amount of Partner Nonrecourse Deductions with respect to a Partner Nonrecourse Debt for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2).

"Partnership" means the limited partnership formed under the Act and pursuant to this Agreement (as set forth in the introduction to this Agreement), and any successor thereto.

"Partnership Interest" means an ownership interest in the Partnership held by either a Limited Partner or the and includes any and all benefits to which the holder of such a Partnership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Partnership Interests. A Partnership Interest may be expressed as a number of Class A OP Units, Class B OP Units, LTIP Units, Preferred Units, Junior Units or other Partnership Units.

"Partnership Minimum Gain" has the meaning set forth in Regulations Section 1.704-2(b)(2), and the amount of Partnership Minimum Gain, as well as any net increase or decrease in Partnership Minimum Gain, for a Partnership Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

"Partnership Record Date" means a record date established by the General Partner for the distribution of Available Cash pursuant to Section 5.01 hereof, which record date shall generally be the same as the record date established by the General Partner for a distribution to its stockholders of some or all of its portion of such distribution.

"Partnership Unit" means a Class A OP Unit, a Class B OP Unit, an LTIP Unit, a Preferred Unit, a Junior Unit or any other fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.01, 4.02 or 4.03 hereof.

"Partnership Unit Designation" has the meaning set forth in Section 4.02 hereof.

"Partnership Year" means the fiscal year of the Partnership and the Partnership's taxable year for federal income tax purposes, each of which shall be the calendar year unless otherwise required under the Code.

"Percentage Interest" means, as to a Partner holding a class or series of Partnership Interests, its interest in such class or series as determined by dividing the Partnership Units of such class or series owned by such Partner by the total number of Partnership Units of such class or series then outstanding as specified in the Ownership Schedule, as such Ownership Schedule may be amended from time to time. If the Partnership issues additional classes or series of Partnership Interests other than as contemplated herein, the interest in the Partnership among the classes or series of Partnership Interests shall be determined as set forth in the amendment to the Partnership Agreement setting forth the rights and privileges of such additional classes or series of Partnership Interest, if any, as contemplated by Section 4.03.

"Person" means an individual or a corporation, partnership (general or limited), trust, estate, custodian, nominee, unincorporated organization, association, limited liability company or any other individual or entity in its own or any representative capacity.

"PHC LLC" has the meaning set forth in the recitals.

"Preferred Unit" means a fractional share of the Partnership Interests that the General Partner has authorized pursuant to Section 4.01,  4.02 or 4.03 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the OP Units.

"Publicly Traded" means listed or admitted to trading on the NYSE, the NYSE MKT LLC, the NASDAQ Stock Market or another national securities exchange or any successor to the foregoing.

"Qualified Transferee" means an "Accredited Investor" as defined in Rule 501 promulgated under the Securities Act.

"Recourse Liabilities" means the amount of liabilities owed by the Partnership (other than Nonrecourse Liabilities and liabilities to which Partner Nonrecourse Deductions are attributable in accordance with Section 1.704-(2)(i) of the Regulations).

"Redemption" has the meaning set forth in Section 8.06(a) hereof.

"Regulations" means the applicable income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

"Regulatory Allocations" has the meaning set forth in Section 6.03(a)(vii) hereof.

"Rights" has the meaning set forth in the definition of "Parent Class A Stock Amount."

"Safe Harbors" has the meaning set forth in Section 11.03(e).

"Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

"Services Agreement" means that certain Shared Resources and Cooperation Agreement among PHC LLC, Parent and the Partnership dated the date hereof and any management, development or advisory agreement with an asset manager for the provision of, asset management, property management, leasing, development and/or similar services with respect to the Assets and any agreement for the provision of services of accountants, legal counsel, appraisers, insurers, brokers, transfer agents, registrars, developers, financial advisors and other professional services.

"Specified Redemption Date" means the 10th Business Day following receipt by the General Partner, with a copy to the Parent, of a Notice of Redemption; provided, that, if the shares of Parent Class A Stock are not Publicly Traded, the Specified Redemption Date means the 30th Business Day following receipt by the General Partner, with a copy to the Parent, of a Notice of Redemption.

"Subsidiary" means, with respect to any Person, any other Person (which is not an individual) of which a majority of (i) the voting power of the voting equity securities or (ii) the outstanding equity interests is owned, directly or indirectly, by such Person.

"Substituted Limited Partner" means a Person who is admitted as a Limited Partner to the Partnership pursuant to Section 11.04 hereof.

"Successor Entity" has the meaning set forth in the definition of "Adjustment Factor."

"Surviving Partnership" has the meaning set forth in Section 11.02(b).

"Target Balance" has the meaning set forth in Section 6.03(d) hereof.

"Tax Items" has the meaning set forth in Section 6.04(a) hereof.

"Tax Receivables Agreement" means the Tax Receivables Agreement, effective on or about the date hereof, among PHC LLC, Parent, and the Partnership from time to time party thereto, as the same may be amended, modified, supplemented or restated from time to time.

"Tendered Units" has the meaning set forth in Section 8.06(a) hereof.

"Tendering Partner" has the meaning set forth in Section 8.06(a) hereof.

"Terminating Capital Transaction" means any sale or other disposition of all or substantially all of the assets of the Partnership or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Partnership.

"Termination Transaction" has the meaning set forth in Section 11.02(b) hereof.

"Transaction" has the meaning set forth in Section 4.07(f) hereof.

"Transfer," when used with respect to a Partnership Unit, or all or any portion of a Partnership Interest, means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary or involuntary or by operation of law; provided, however, that when the term is used in Article XI hereof, "Transfer" does not include (a) any Redemption of Partnership Units by the Partnership, or acquisition of Tendered Units by the Parent, pursuant to Section 8.06 hereof or (b) any redemption of Partnership Units pursuant to any Partnership Unit Designation. The terms "Transferred" and "Transferring" have correlative meanings.

"Transfer Agent" means, with respect to any Partnership Units, such bank, trust company or other Person (including the Partnership or one of its Affiliates) as shall be appointed from time to time by the General Partner to act as registrar and transfer agent for such Partnership Units; provided that if no Transfer Agent is specifically designated for such Partnership Units, the General Partner shall act in such capacity.

"Unvested Incentive Unit" has the meaning set forth in Section 4.06(c)(i) hereof.

"Value" means, on any date of determination with respect to a share of Parent Class A Stock, the average of the daily Market Prices (as defined below) for ten consecutive trading days immediately preceding the date of determination; provided, however, that for purposes of Section 8.06, the "date of determination" shall be the date of receipt by the General Partner, with a copy to the Parent, of a Notice of Redemption or, if such date is not a Business Day, the immediately preceding Business Day. The term "Market Price" on any date shall mean, with respect to shares of Parent Class A Stock, the Closing Price for such shares of Parent Class A Stock on such date. The "Closing Price" on any date shall mean the last sale price for such shares of Parent Class A Stock, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such shares of Parent Class A Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if such shares of Parent Class A Stock are not listed or admitted to trading on the New York Stock Exchange, as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such shares of Parent Class A Stock are listed or admitted to trading or, if such shares of Parent Class A Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the principal other automated quotation system that may then be in use or, if such shares of Parent Class A Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such shares of Parent Class A Stock selected by the Board of Directors of the Parent or, in the event that no trading price is available for such shares of Parent Class A Stock, the fair market value of the shares of Parent Class A Stock, as determined in good faith by the Board of Directors of the Parent.

In the event that the Parent Class A Stock Amount includes Rights that a holder of shares of Parent Class A Stock would be entitled to receive, then the Value of such Rights shall be determined by the General Partner acting in good faith on the basis of such quotations and other information as it considers, in its reasonable judgment, appropriate.

"Vested LTIP Unit" has the meaning set forth in Section 4.06(c)(i) hereof.

"Vested Parity LTIP Unit" has the meaning set forth in Section 4.06(c)(v) hereof.

"Vesting Agreement" means each or any, as the context implies, Equity Incentive Plan entered into by an LTIP Unitholder upon acceptance of an award of LTIP Units under an Equity Incentive Plan.

Article II

Organizational Matters

Section 2.01.      Organization. The Partnership is a limited partnership organized pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Partners and the administration and termination of the Partnership shall be governed by the Act. The Partnership Interest of each Partner shall be personal property for all purposes.

Section 2.02.      Name and Business of Partnership and Appointment of the General Partner. (a)  The name of the Partnership is "PHCC OP, LP." The Partnership's business may be conducted under any other name or names deemed advisable by the General Partner, including the name of the General Partner or any Affiliate thereof. The words "Limited Partnership," "LP," "L.P.," "Ltd." or similar words or letters shall be included in the Partnership's name where necessary for the purposes of complying with the laws of any jurisdiction that so requires. The General Partner in its sole and absolute discretion may change the name of the Partnership at any time and from time to time and shall notify the Partners of such change in the next regular communication to the Partners.

(b)            PHCC GP, LLC, a Delaware limited liability company, and a wholly-owned subsidiary of Parent, shall be the general partner of the Partnership.

Section 2.03.          Registered Office and Agent; Principal Office. The address of the registered office of the Partnership in the State of Delaware is located at Corporation Service Company, 251 Little Falls Drive, Wilmington, Delaware 19808, and the registered agent for service of process on the Partnership in the State of Delaware at such registered office is Corporation Service Company. The principal office of the Partnership is located at 1717 Main Street, Suite 3900, Dallas, Texas 75201 or such other place as the General Partner may from time to time designate by notice to the Limited Partners. The Partnership may maintain offices at such other place or places within or outside the State of Delaware as the General Partner deems advisable.

Section 2.04.          Power of Attorney.

(a)            Each Limited Partner and each Assignee hereby irrevocably constitutes and appoints the General Partner, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i)            execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices (a) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the General Partner or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and in all other jurisdictions in which the Partnership may conduct business or own property; (b) all instruments that the General Partner or the Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (c) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Partnership pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (d) all conveyances and other instruments or documents that the General Partner or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Partnership pursuant to the terms of this Agreement; (e) all instruments relating to the admission, withdrawal, removal or substitution of any Partner pursuant to, or other events described in, Article XI, Article XII or Article XIII hereof or the Capital Contribution of any Partner; and (f) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Partnership Interests; and

(ii)           execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the General Partner or the Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Partners hereunder or is consistent with the terms of this Agreement or appropriate or necessary, in the sole and absolute discretion of the General Partner or the Liquidator, to effectuate the terms or intent of this Agreement.

Nothing contained herein shall be construed as authorizing the General Partner or the Liquidator to amend this Agreement except in accordance with Article XIV hereof or as may be otherwise expressly provided for in this Agreement.

(b)            The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Limited Partners and Assignees will be relying upon the power of the General Partner or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Partnership, and it shall survive and not be affected by the subsequent Incapacity of any Limited Partner or Assignee and the Transfer of all or any portion of such Limited Partner's or Assignee's Partnership Units or Partnership Interest and shall extend to such Limited Partner's or Assignee's heirs, successors, assigns and personal representatives. Each such Limited Partner or Assignee hereby agrees to be bound by any representation made by the General Partner or the Liquidator, acting in good faith pursuant to such power of attorney; and each such Limited Partner or Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the General Partner or the Liquidator, taken in good faith under such power of attorney. Each Limited Partner or Assignee shall execute and deliver to the General Partner or the Liquidator, within 15 days after receipt of the General Partner's or the Liquidator's request therefor, such further designation, powers of attorney and other instruments as the General Partner or the Liquidator, as the case may be, deems necessary to effectuate this Agreement and the purposes of the Partnership.

Section 2.05.          Term. Pursuant to Sections 17-201(b) of the Act, the term of the Partnership commenced on June 22, 2021 and shall continue perpetually, unless it is dissolved pursuant to the provisions of Article XIII hereof or as otherwise provided by law.

Section 2.06.          Partnership Interests as Securities. All Partnership Interests shall be securities within the meaning of, and governed by, (i) Article 8 of the Delaware Uniform Commercial Code and (ii) Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

Section 2.07.          Ownership Schedule. The Partnership or its designee (including any Transfer Agent) shall maintain and keep in its books and records a schedule of Partners and Partnership Units (the "Ownership Schedule"), on which it shall set forth the name and address of each Partner and such Partner's number and Percentage Interest of Class A OP Units, Class B OP Units, LTIP Units, and other Partnership Units (the "Ownership Information"). In addition, the Partnership shall keep each Partner's Capital Contributions that have been made by such Partner at any time in its books and records. The General Partner shall, without the consent of any Limited Partner, amend and restate the Ownership Schedule, from time to time, upon the issuance or transfer of any Partnership Unit to any new or existing Partner made in accordance with this Agreement. Upon five business days' prior written notice, the General Partner will provide any Limited Partner with (i) a copy of the Ownership Schedule showing the Ownership Information for such Limited Partner and any Affiliate thereof; provided that (except as permitted by clause (ii)) no Limited Partner shall be entitled to the Ownership Information of any unaffiliated Limited Partner; and (ii) a summary of the Ownership Schedule showing the Ownership Information without redaction for each affiliated group of Limited Partners on an aggregate basis and for management and/or directors of the Parent (to the extent any such persons hold Partnership Units) on an aggregate basis. The Partnership shall also maintain a schedule setting forth (i) the name and address of each Partner, (ii) the number and class of Partnership Units owned by that Partner, and (iii) with respect to each Transfer permitted under this Agreement, the date of the Transfer, the number of Partnership Units Transferred and the identity of the Transferor and Transferee(s) (such schedule, the "Schedule of Members"). The Ownership Schedule shall be the definitive record of ownership of each Partnership Unit of the Partnership and all relevant information with respect to each Limited Partner. The Partnership shall be entitled to recognize the exclusive right of a Person registered on its records as the owner of Partnership Units of the Partnership for all purposes and shall not be bound to recognize any equitable or other claim to or interest in Partnership Units on the part of any other Person, whether or not it shall have express or other notice thereof, except as otherwise provided by the Act.

Article III

Purpose

Section 3.01.          Purpose and Business. The purpose and nature of the Partnership is to conduct any business, enterprise or activity permitted by or under the Act. Without limiting the foregoing, the Partnership shall have full power and authority to:

(a)            enter into, perform, cancel or rescind and carry out contracts of any kind;

(b)            borrow and lend money;

(c)            issue and guarantee evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien;

(d)            directly or indirectly, to originate, acquire or dispose of additional Assets necessary, useful or desirable in connection with its business;

(e)            transact business in any state or nation in which the Partnership may lawfully act, for itself or as principal, agent or representative for any Person;

(f)             apply for, register, obtain, purchase or otherwise acquire trademarks, trade names, labels and designs relating to or useful in connection with any business of the Partnership, and to use, exercise, develop and license the use of the same;

(g)            employ on behalf of the Partnership legal counsel, accountants and other professional advisors with respect to any business of the Partnership;

(h)            compromise, submit to arbitration, sue on, and defend claims in favor of or against the Partnership; and

(i)             exercise all of the general rights, privileges and powers permitted by the provisions of the Act, as adopted or hereafter amended or supplemented.

Section 3.02.          Powers.

(a)            The Partnership shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Partnership.

(b)            The Partnership may contribute from time to time Partnership capital to one or more newly formed entities solely in exchange for equity interests therein (or in a wholly owned subsidiary entity thereof).

(c)            Notwithstanding any other provision in this Agreement, the General Partner may cause the Partnership not to take, or to refrain from taking, any action that, in the judgment of the General Partner, in its sole and absolute discretion could violate any law or regulation of any governmental body or agency having jurisdiction over the General Partner, its securities or the Partnership.

Section 3.03.      Partnership Only for Partnership Purposes Specified. This Agreement shall not be deemed to create a company, venture or partnership between or among the Partners with respect to any activities whatsoever other than the activities within the purposes of the Partnership as specified in Section 3.01 hereof. Except as otherwise provided in this Agreement, no Partner shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Partnership, its properties or any other Partner. No Partner, in its capacity as a Partner under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Partner, and the Partnership shall not be responsible or liable for any indebtedness or obligation of any Partner, incurred either before or after the execution and delivery of this Agreement by such Partner, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to and as limited by the terms of this Agreement and the Act.

Section 3.04.      Representations and Warranties by the Parties.

(a)            Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner, respectively) represents and warrants to each other Partner that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Partner will not result in a breach or violation of, or a default under, any material agreement by which such Partner or any of such Partner's property is bound, or any statute, regulation, order or other law to which such Partner is subject and (ii) this Agreement is binding upon, and enforceable against, such Partner in accordance with its terms.

(b)            Each Partner (including, without limitation, each Additional Limited Partner or Substituted Limited Partner as a condition to becoming an Additional Limited Partner or a Substituted Limited Partner) represents, warrants and agrees that it has acquired and continues to hold its interest in the Partnership for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances.

(c)           The representations and warranties contained in Sections 3.04(a) and 3.04(b) hereof shall survive the execution and delivery of this Agreement by each Partner (and, in the case of an Additional Limited Partner or a Substituted Limited Partner, the admission of such Additional Limited Partner or Substituted Limited Partner as a Limited Partner in the Partnership) and the dissolution, liquidation and termination of the Partnership.

Article IV

Capital Contributions

Section 4.01.         Capital Contributions of the Partners. Each Partner has made a Capital Contribution to the Partnership and owns Partnership Units in the amount and designation set forth for such Partner on the Ownership Schedule, as the same may be amended from time to time by the General Partner to the extent necessary to reflect accurately sales, exchanges, conversions or other Transfers, redemptions, Capital Contributions, the issuance of additional Partnership Units, or similar events having an effect on a Partner's ownership of Partnership Units. Except as provided by law or in Section 4.04, 10.04 or 13.02(c).hereof, the Partners shall have no obligation or right to make any additional Capital Contributions or loans to the Partnership.

Section 4.02.         Classes of Partnership Units.

(a)           The Partnership Interests in the Partnership may be represented by Partnership Units.

(b)           On the date hereof, the Partnership has issued three classes of Partnership Units, entitled "Class A OP Units," "Class B OP Units," and "LTIP Units" as set forth in the Ownership Schedule, as the same may be amended from time to time by the General Partner.

Section 4.03.          Issuances of Additional Partnership Interests.

(a)           General. The General Partner may cause the Partnership to issue additional Partnership Units, for any Partnership purpose, at any time or from time to time, to the Partners or to other Persons, and to admit such Persons as Additional Limited Partners, for such consideration and on such terms and conditions as shall be established by the General Partner in its sole and absolute discretion, all without the consent of any Limited Partner. Without limiting the foregoing, the General Partner is expressly authorized to cause the Partnership to issue Partnership Units (i) upon the conversion, redemption or exchange of any Debt, Partnership Units or other securities issued by the Partnership, (ii) for less than fair market value, (iii) in connection with the direct or indirect contribution, conveyance or other transfer of one or more Assets to the Partnership or any Subsidiary of the Partnership if the applicable transfer agreement provides that Persons are to receive Partnership Units in exchange for such Assets, (iv) in exchange for any Capital Contributions of cash or property from any Partners or other Persons and (v) in connection with any merger of any other Person into the Partnership or any Subsidiary of the Partnership if the applicable merger agreement provides that Persons are to receive Partnership Units in exchange for their interests in the Person merging into the Partnership or any Subsidiary of the Partnership. Subject to any restrictions arising under Delaware law, any additional Partnership Interests may be issued in one or more classes, or one or more series of any of such classes, with such designations, preferences and relative, participating, optional or other special rights, powers and duties as shall be determined by the General Partner, in its sole and absolute discretion without the consent of any Limited Partner, and set forth in a written document thereafter attached to and made an exhibit to this Agreement which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a "Partnership Unit Designation"). Without limiting the generality of the foregoing, the General Partner shall have authority to specify (a) the allocations of items of Partnership income, gain, loss, deduction and credit to each such class or series of Partnership Interests; (b) the right of each such class or series of Partnership Interests to share (on a pari passu, junior, preferred or other basis) in Partnership distributions; (c) the rights of each such class or series of Partnership Interests upon dissolution and liquidation of the Partnership; (d) the voting rights, if any, of each such class or series of Partnership Interests; and (e) the conversion, redemption or exchange rights applicable to each such class or series of Partnership Interests. Upon the issuance of any additional Partnership Interest, the General Partner shall amend the Ownership Schedule as appropriate to reflect such issuance.

(b)           No Preemptive Rights. Unless the General Partner provides otherwise, no Person, including, without limitation, any Partner or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Partnership Interest.

Section 4.04.         Additional Funds and Capital Contributions.

(a)           General. The General Partner may, at any time and from time to time, determine that the Partnership requires additional funds ("Additional Funds") for the origination or acquisition of additional Assets, for the redemption of Partnership Units or for such other purposes as the General Partner may determine in its sole and absolute discretion. Additional Funds may be obtained by the Partnership, at the election of the General Partner, in any manner provided in, and in accordance with, the terms of this Section 4.04 without the consent of any Limited Partners.

(b)           Additional Capital Contributions. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by accepting Capital Contributions from any Partners or other Persons. In connection with any such Capital Contribution (of cash or property), the General Partner is hereby authorized to cause the Partnership from time to time to issue additional Partnership Units (as set forth in Section 4.03 above) in consideration therefor and the Percentage Interests of the General Partner and the Limited Partners shall be adjusted to reflect the issuance of such additional Partnership Units.

(c)           Loans by Third Parties. The General Partner, on behalf of the Partnership, may obtain any Additional Funds by causing the Partnership to incur Debt to any Person upon such terms as the General Partner determines appropriate, including making such Debt convertible, redeemable or exchangeable for Partnership Units; provided, however, that the Partnership shall not incur any such Debt if any Partner would be personally liable for the repayment of such Debt (unless such Partner otherwise agrees).

(d)           Issuance of Securities by Parent. Parent shall not issue any additional Parent Common Stock, Parent Preferred Stock, Parent Junior Stock or New Securities unless Parent contributes directly or indirectly the cash proceeds or other consideration, if any, received from the issuance of such additional Parent Common Stock, Parent Preferred Stock, Parent Junior Stock or New Securities, as the case may be, and from the exercise of the rights contained in any such additional New Securities, to the Partnership in exchange for (x) in the case of an issuance of Parent Class A Stock, Class A OP Units, (y) in the case of an issuance of Parent Class B Stock, Class B OP Units, or (z) in the case of an issuance of Parent Preferred Stock, Parent Junior Stock or New Securities, Partnership Units with designations, preferences and other rights, terms and provisions that are substantially the same as the designations, preferences and other rights, terms and provisions of such Parent Preferred Stock, Parent Junior Stock or New Securities; provided, however, that notwithstanding the foregoing, the Parent may issue Parent Common Stock, Parent Preferred Stock, Parent Junior Stock or New Securities (a) pursuant to Section 4.05 or 8.06(b) hereof, (b) pursuant to a dividend or distribution (including any stock split) wholly or partly of Parent Common Stock, Parent Preferred Stock, Parent Junior Stock or New Securities to all of the holders of Parent Common Stock, Parent Preferred Stock, Parent Junior Stock or New Securities, as the case may be, (c) upon a conversion, redemption or exchange of Parent Preferred Stock, (d) upon a conversion of Parent Junior Stock into Parent Class A Stock, (e) upon a conversion, redemption, exchange or exercise of New Securities, or (f) pursuant to share grants or awards made pursuant to any Equity Incentive Plan of Parent. In the event of any issuance of additional Parent Common Stock, Parent Preferred Stock, Parent Junior Stock or New Securities by Parent, and the direct or indirect contribution to the Partnership by Parent of the cash proceeds or other consideration received from such issuance, if any, the Partnership shall pay the Parent's expenses associated with such issuance, including any underwriting discounts or commissions (it being understood that if the proceeds actually received by Parent are less than the gross proceeds of such issuance as a result of any underwriter's discount or other expenses paid or incurred by Parent in connection with such issuance, then Parent shall be deemed to have made a Capital Contribution to the Partnership in the amount of the gross proceeds of such issuance and the Partnership shall be deemed simultaneously to have reimbursed Parent pursuant to Section 7.04(b) for the amount of such underwriter's discount or other expenses). Nothing in this Agreement shall prohibit the General Partner from issuing Partnership Units for less than fair market value.

Section 4.05.          Equity Incentive Plan.

(a)           Options Granted. If at any time or from time to time, in connection with an Equity Incentive Plan, a stock option granted for Parent Class A Stock is duly exercised:

(i)            the General Partner shall, as soon as practicable after such exercise, make or cause to be made directly or indirectly a Capital Contribution to the Partnership in an amount equal to the exercise price paid to Parent by such exercising party in connection with the exercise of such stock option.

(ii)           Notwithstanding the amount of the Capital Contribution actually made pursuant to Section 4.05(a)(i) hereof, Parent shall be deemed to have contributed directly or indirectly to the Partnership, as a Capital Contribution, in consideration of an additional Class A OP Unit, an amount equal to the Value of a Parent Class A Stock as of the date of exercise multiplied by the number of shares of Parent Class A Stock then being issued in connection with the exercise of such stock option.

(iii)          An equitable Percentage Interest adjustment shall be made in which the General Partner shall be treated as having made a cash contribution equal to the amount described in Section 4.05(a)(ii) hereof.

(b)           Special Valuation Rule. For purposes of this Section 4.05, in determining the Value of a Parent Class A Stock, only the trading date immediately preceding the exercise of the relevant stock option under the Equity Incentive Plan shall be considered.

(c)           Future Equity Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain Parent or the General Partner on behalf of the Partnership from adopting, modifying or terminating any Equity Incentive Plan, for the benefit of employees, directors or other business associates of Parent, the Partnership or any of their Affiliates, in each case with the approval of the board of directors or compensation committee of Parent. The Limited Partners acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by Parent or the General Partner on behalf of the Partnership in accordance with this Agreement, amendments to this Section 4.05 may become necessary or advisable and that any approval or consent of the Limited Partners required pursuant to the terms of this Agreement in order to effect any such amendments requested by the General Partner shall not be unreasonably withheld or delayed.

Section 4.06.          LTIP Units.

(a)           Issuance of LTIP Units. The General Partner may from time to time issue LTIP Units, in one or more classes or series established in accordance with Section 4.03, to Persons who provide services to or for the benefit of the Partnership, Parent, the General Partner or their Affiliates, for such consideration as the General Partner may determine to be appropriate, and admit such Persons as Limited Partners. Any provision herein relating to LTIP Units or LTIP Unitholders may be varied by the provisions applicable to an individual class or series of LTIP Units. The Partnership shall maintain at all times a one-to-one correspondence between LTIP Units and Class A OP Units for conversion, distribution and other purposes, including without limitation complying with the following procedures:

(i)            If an Adjustment Event (as defined below) occurs, then the General Partner shall make a corresponding adjustment to the LTIP Units to maintain a one-for-one conversion and economic equivalence ratio between Class A OP Units and LTIP Units. "Adjustment Event" means each of the following: the Partnership (a) declares or pays a distribution on its outstanding Class A OP Units payable in Class A OP Units, (b) splits or subdivides its outstanding Class A OP Units into a greater number of Class A OP Units or (c) effects a reverse unit split or otherwise combines its outstanding Class A OP Units into a smaller number of Units, or (d) issues any Partnership Units in exchange for its outstanding Class A OP Units by way of a reclassification or recapitalization of its Class A OP Units. If more than one Adjustment Event occurs, the adjustment to the LTIP Units need be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Partnership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Partnership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Partnership Units to the General Partner in respect of a Capital Contribution to the Partnership of proceeds from the sale of securities by the General Partner. If the Partnership takes an action affecting the Class A OP Units other than actions specifically described above as "Adjustment Events" and in the opinion of the General Partner such action would require an adjustment to the LTIP Units to maintain the one-to-one correspondence described above, the General Partner shall have the right to make such adjustment to the LTIP Units, to the extent permitted by law and by any Equity Incentive Plan, in such manner and at such time as the General Partner, in its sole discretion, may determine to be appropriate under the circumstances. If an adjustment is made to the LTIP Units as herein provided, the Partnership shall promptly file in the books and records of the Partnership an officer's certificate setting forth such adjustment and a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing such certificate, the Partnership shall mail a notice to each LTIP Unitholder setting forth the adjustment; and

(ii)           Notwithstanding any other provision of this Agreement, unless otherwise provided in an LTIP Award or Vesting Agreement or by the General Partner with respect to any particular class or series of LTIP Units, (A) a holder of a Parity LTIP Unit shall be entitled to receive the same distributions as a holder of a Class A OP Unit; and (B) a holder of any LTIP Unit that is not a Parity LTIP Unit shall be entitled to receive the same distributions as a holder of a Class A OP Unit, except that such holder shall be entitled to receive liquidating distributions made pursuant to Section 13.02 hereof only to the extent of the holder's Capital Account balance associated with such LTIP Unit (determined after giving effect to all contributions, allocations and distributions for all taxable years, including the year during which such liquidation occurs (but, for avoidance of doubt, determined without taking into account liquidating distributions made pursuant to Section 13.02)).

(b)           Priority. Immediately prior to any liquidation, dissolution or winding up of the Partnership, the General Partner shall exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the liquidation, dissolution or winding up, at a value determined by the General Partner in good faith using the value attributed to the OP Units in the context of the liquidation, dissolution or winding up (in which case the Conversion Date shall be the effective date of the liquidation, dissolution or winding up). As to the distribution of assets upon liquidation, dissolution or winding up, any class or series of Partnership Units which by its terms specifies that it shall rank junior to, on a parity with, or senior to the Class A OP Units shall also rank junior to, or pari passu with, or senior to, as the case may be, the LTIP Units.

(c)           Special Provisions. LTIP Units shall be subject to the following special provisions:

(i)            Vesting Agreements. LTIP Units may, in the sole discretion of the General Partner, be issued subject to vesting, forfeiture and additional restrictions on transfer pursuant to the terms of a Vesting Agreement. The terms of any Vesting Agreement may be modified by the General Partner from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant Vesting Agreement or by the Equity Incentive Plan, if applicable. LTIP Units that have vested, with respect to both time and performance criteria, to the extent applicable, under the terms of a Vesting Agreement are referred to as "Vested LTIP Units"; all other LTIP Units shall be referred to as "Unvested Incentive Units."

(ii)           Forfeiture. Unless otherwise specified in the Vesting Agreement, upon the occurrence of any event specified in a Vesting Agreement that results in either the right of the Partnership or the General Partner to repurchase LTIP Units at a specified purchase price or to cause a forfeiture of any LTIP Units, then if the Partnership or the General Partner exercises such right in accordance with the applicable Vesting Agreement, the relevant LTIP Units shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the Vesting Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared with respect to a Partnership Record Date prior to the effective date of the forfeiture. In connection with any repurchase or forfeiture of LTIP Units, the balance of the portion of the Capital Account of the LTIP Unitholder that is attributable to all of his or her LTIP Units shall be reduced by the amount, if any, by which it exceeds the Target Balance contemplated by Section 6.03(d), calculated with respect to the LTIP Unitholder's remaining LTIP Units, if any.

(iii)          Redemption. The Redemption right provided to Partners under Section 8.06 shall not apply with respect to LTIP Units unless and until they are converted to Class A OP Units as provided in clause (v) below and Section 4.07.

(iv)          Allocations. LTIP Unitholders shall be entitled to certain special allocations of gain under Section 6.03(c).

(v)           Conversion to OP Units. Only an LTIP Unit that is both a Vested LTIP Unit and a Parity LTIP Unit (a "Vested Parity LTIP Unit") is eligible to be converted into a Class A OP Unit under Section 4.07.

(d)           Voting. Except in accordance with Section 7.03(d) and unless otherwise provided in an LTIP Award or Vesting Agreement or by the General Partner with respect to any particular class or series of LTIP Units, (i) a holder of Vested Parity LTIP Units shall have the same voting rights as a holder of Class A OP Units, with the Vested Parity LTIP Units voting as a single class with the Class A OP Units and having one vote per Vested Parity LTIP Unit; and (ii) all other LTIP Unitholders shall not be entitled to any voting rights.

Section 4.07.         Conversion of LTIP Units.

(a)           Unless otherwise provided in an LTIP Award or Vesting Agreement or by the General Partner with respect to any particular class or series of LTIP Units, subject to Section 4.07(b), an LTIP Unitholder shall have the right (the "Conversion Right"), at his or her option, at any time to convert all or a portion of his or her Vested Parity LTIP Units into Class A OP Units; provided, however, that a holder may not exercise the Conversion Right for less than 100 Vested Parity LTIP Units or, if such holder holds less than 100 Vested Parity LTIP Units, all of the Vested Parity LTIP Units held by such holder. LTIP Unitholders shall not have the right to convert Unvested Incentive Units into Class A OP Units until they become Vested Parity LTIP Units; provided, however, that when an LTIP Unitholder is notified of the expected occurrence of an event that will cause his or her Unvested Incentive Units to become Vested Parity LTIP Units, such LTIP Unitholder may give the Partnership a Conversion Notice conditioned upon and effective as of the time of such event and such Conversion Notice, unless subsequently revoked by the LTIP Unitholder, shall be accepted by the Partnership subject to such condition. The General Partner shall have the right at any time to cause a conversion of Vested Parity LTIP Units into Class A OP Units. In all cases, the conversion of any LTIP Units into Class A OP Units shall be subject to the conditions and procedures set forth in this Section 4.07.

(b)           Unless otherwise provided in an LTIP Award or Vesting Agreement or by the General Partner with respect to any particular class or series of LTIP Units, a holder of Vested Parity LTIP Units may convert such Units into an equal number of fully paid and nonassessable Class A OP Units, giving effect to all adjustments (if any) made pursuant to Section 4.06(a). Notwithstanding the foregoing, in no event may a holder of Vested Parity LTIP Units convert a number of Vested Parity LTIP Units that exceeds (x) the Economic Capital Account Balance of such Limited Partner, to the extent attributable to its ownership of such Vested Parity LTIP Units, divided by (y) the Class A OP Unit Economic Balance, in each case as determined as of the effective date of conversion (the "Capital Account Limitation"). In order to exercise his or her Conversion Right, an LTIP Unitholder shall deliver a notice (a "Conversion Notice") in the form attached as Exhibit B to this Agreement (with a copy to the General Partner) not less than ten nor more than 60 days prior to a date (the "Conversion Date") specified in such Conversion Notice; provided, however, that if the General Partner has not given to the LTIP Unitholders notice of a proposed or upcoming Transaction (as defined below in Section 4.07(e)) at least 30 days prior to the effective date of such Transaction, then LTIP Unitholders shall have the right to deliver a Conversion Notice until the later of (x) the 10th day after such notice from the General Partner of a Transaction or (y) the third business day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner set forth in Section 15.01. Each LTIP Unitholder covenants and agrees with the Partnership that all Vested Parity LTIP Units to be converted pursuant to this Section 4.07(b) shall be free and clear of all liens. Notwithstanding anything herein to the contrary, a holder of LTIP Units may deliver a Notice of Redemption pursuant to Section 8.06 of this Agreement relating to those Class A OP Units that will be issued to such holder upon conversion of such LTIP Units into Class A OP Units in advance of the Conversion Date; provided, however, that the redemption of such Class A OP Units by the Partnership shall in no event take place until after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put an LTIP Unitholder following the effective date in a position where, if he or she so wishes, the Class A OP Units into which his or her Vested Parity LTIP Units will be converted can be redeemed by the Partnership simultaneously with such conversion, with the further consequence that, if the General Partner elects to assume the Partnership's redemption obligation with respect to such Class A OP Units under Section 8.06(b) of this Agreement by delivering to such holder Parent Class A Stock rather than cash, then such holder can have such Parent Class A Stock issued to him or her simultaneously with the conversion of his or her Vested Parity LTIP Units into Class A OP Units. The General Partner shall reasonably cooperate with an LTIP Unitholder to coordinate the timing of the different events described in the foregoing sentence.

(c)           The Partnership, at any time at the election of the General Partner, may cause any number of Vested Parity LTIP Units held by an LTIP Unitholder to be converted (a "Forced Conversion") into an equal number of Class A OP Units, giving effect to all adjustments (if any) made pursuant to Section 4.06(a); provided, however, that the Partnership may not cause a Forced Conversion of any Vested Parity LTIP Units that would not at the time be eligible for conversion at the option of such LTIP Unitholder pursuant to Section 4.07(b). In order to exercise its right of Forced Conversion, the Partnership shall deliver a notice (a "Forced Conversion Notice") in the form attached to this Agreement as Exhibit C to the applicable LTIP Unitholder not less than ten nor more than 60 days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner set forth in Section 15.01.

(d)           A conversion of Vested Parity LTIP Units for which the holder thereof has given a Conversion Notice or the Partnership has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such LTIP Unitholder, as of which time such LTIP Unitholder shall be credited on the books and records of the Partnership with the issuance as of the opening of business on the next day of the number of Class A OP Units issuable upon such conversion. After the conversion of LTIP Units as aforesaid, the Partnership shall deliver to such LTIP Unitholder, upon his or her written request, confirmation of the number of Class A OP Units and remaining LTIP Units, if any, held by such person immediately after such conversion.

(e)           If the Partnership or the General Partner shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self tender offer for all or substantially all Class A OP Units or other business combination or reorganization, or sale of all or substantially all of the Partnership's assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Class A OP Units shall be exchanged for or converted into the right, or the holders of such Units shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (any of the foregoing being referred to herein as a "Transaction"), then the General Partner shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Partnership were sold at the Transaction price or, if applicable, at a value determined by the General Partner in good faith using the value attributed to the Partnership Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction).

In anticipation of such Forced Conversion and the consummation of the Transaction, the Partnership shall use commercially reasonable efforts to cause each LTIP Unitholder to be afforded the right to receive in connection with such Transaction in consideration for the Class A OP Units into which his or her LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a holder of the same number of Class A OP Units, assuming such holder of Class A OP Units is not a constituent party to such merger or consolidation or the acquiring party in any such Transaction (a "Constituent Person"), or an Affiliate of a Constituent Person. In the event that holders of Class A OP Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the General Partner shall give prompt written notice to each LTIP Unitholder of such election, and shall use commercially reasonable efforts to afford the LTIP Unitholders the right to elect, by written notice to the General Partner, the form or type of consideration to be received upon conversion of each LTIP Unit held by such holder into Class A OP Units in connection with such Transaction. If an LTIP Unitholder fails to make such an election, such holder (and any of its transferees) shall receive upon conversion of each LTIP Unit held by him or her (or by any of his or her transferees) the same kind and amount of consideration that a holder of an Class A OP Unit would receive if such Class A OP Unitholder failed to make such an election.

Subject to the rights of the Partnership and the General Partner under any Vesting Agreement and any Equity Incentive Plan, the Partnership shall use commercially reasonable efforts to cause the terms of any Transaction to be consistent with the provisions of this Section  4.07(e) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any LTIP Unitholders if less than all of the LTIP Units held by such LTIP Unitholder will be converted into Class A OP Units in connection with the Transaction that will (i) contain provisions enabling the holders of LTIP Units that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably possible under the circumstances to Class A OP Units and (ii) preserve as far as reasonably possible under the circumstances the distribution, special allocation, conversion, and other rights set forth in this Agreement for the benefit of the LTIP Unitholders.

Section 4.08.         Characterization as Profits Interests. Any LTIP Units to be issued under this Agreement are intended to qualify as "profits interests" under IRS Revenue Procedures 93-27, 1993-2 C.B. 343 and 2001-43, 2001-2 C.B. 191, and the sections of this Agreement relating to such interests shall be interpreted and applied consistently therewith. In connection with the foregoing, an LTIP Unit shall have a deemed liquidation value at time of grant equal to $0.00. Distributions in respect of an LTIP Unit pursuant to Sections 5.01 and 13.02 shall be limited to the extent necessary so that each LTIP Unit qualifies as a "profits interest" under Rev. Proc. 93-27 and Rev. Proc. 2001-43, 2001-2 C.B. 191, and this Agreement shall be interpreted accordingly. In the event that distributions in respect of an LTIP Unit pursuant to Sections 5.01 and 13.02 hereof are limited under this Section 4.08 as a result of the preceding sentence, the Partnership shall adjust future distributions in respect of the LTIP Units pursuant to Sections 5.01 and 13.02, as promptly as practicable but in a manner that is consistent with the first sentence of this paragraph so that, after such adjustments are made, each holder of an LTIP Unit receives, to the maximum extent possible, an amount of distributions equal to the amount of distributions would have been made in respect of the LTIP Unit were such sentence not part of this Agreement. In accordance with Rev. Proc. 2001-43, 2001-2 C.B. 191, the General Partner shall treat a Partner holding an LTIP Unit as the owner of such LTIP Unit from the date it is granted, and shall file the Partnership's IRS Form 1065, and issue appropriate Schedules K-1 (or the equivalent, if the Partnership is not required to file IRS Form 1065) to such Partner, allocating to the Partner its distributive share of all items of income, gain, loss, deduction and credit associated with such LTIP Unit as if it were fully vested. Each Partner agrees to take into account such distributive share in computing its US federal income tax liability for the entire period during which it holds such LTIP Unit. The Partnership and each Partner agree not to claim a deduction (as wages, compensation or otherwise) with respect to any LTIP Unit issued by the Partnership, either at the time of grant of such LTIP Unit or at the time it becomes substantially vested. The undertakings contained in this paragraph shall be construed in accordance with Section 4 of Rev. Proc. 2001-43. The provisions of this Section 4.08 shall apply regardless of whether or not a holder of an LTIP Unit files an election pursuant to Section 83(b) of the Code. In addition, the General Partner is hereby authorized upon publication of final Regulations in the Federal Register (or other official pronouncement), to amend this Agreement as it determines, in its sole discretion, to provide for: (i) the election of a safe harbor under final Regulations similar to proposed Regulation Section 1.83-3(1) (or any similar provision) under which the fair market value of any LTIP Units that are transferred in connection with the performance of services are treated as being equal to the liquidation value of such Partnership Interests, (ii) an agreement by the Partnership to comply with all the requirements set forth in such regulations and Notice 2005-43 (and any other guidance provided by the IRS with respect to such election) with respect to all LTIP Units transferred in connection with the performance of services while the election remains effective, (iii) the allocation of items of income, gains, deductions, and losses required by any final Regulations similar to proposed Regulations Sections 1.704-1(b)(4)(xii)(b) and (c), and (iv) any other related amendments. The Partners acknowledge and agree that the exercise by the General Partner of any discretion provided to it hereunder shall not be a modification or amendment to this Agreement. In addition, the General Partner may retain such advisors, or take such other steps, from time to time as it deems necessary in its good-faith but sole discretion to determine the fair market values of the Partnership's assets and liabilities for purposes of applying this Sections 4.07, 4.08 and 6.03(c).

Section 4.09.          No Interest; No Return. No Partner shall be entitled to interest on its Capital Contribution or on such Partner's Capital Account. Except as provided herein or by law, no Partner shall have any right to demand or receive the return of its Capital Contribution from the Partnership.

Section 4.10.         Other Contribution Provisions. In the event that any Partner is admitted to the Partnership and is given a Capital Account in exchange for services rendered to the Partnership, unless otherwise determined by the General Partner in its sole and absolute discretion, such transaction shall be treated by the Partnership and the affected Partner as if the Partnership had compensated such partner in cash and such Partner had contributed the cash to the capital of the Partnership. In addition, with the consent of the General Partner, one or more Limited Partners may enter into contribution agreements with the Partnership which have the effect of providing a guarantee of certain obligations of the Partnership.

Section 4.11.          No Third Party Beneficiary. No creditor or other third party having dealings with the Partnership shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans or to pursue any other right or remedy hereunder or at law or in equity, it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or of any of the Partners without such Partner's consent. In addition, it is the intent of the parties hereto that no distribution to any Limited Partner shall be deemed a return of money or other property in violation of the Act. However, if any court of competent jurisdiction holds that, notwithstanding the provisions of this Agreement, any Limited Partner is obligated to return such money or property, such obligation shall be the obligation of such Limited Partner and not of the General Partner. Without limiting the generality of the foregoing, a deficit Capital Account of a Partner shall not be deemed to be a liability of such Partner nor an asset or property of the Partnership.

Article V

Distributions

Section 5.01.         Requirement and Characterization of Distributions. Subject to the terms of any Partnership Unit Designation, the General Partner may cause the Partnership to distribute at least quarterly all, or such portion as the General Partner may in its sole and absolute discretion determine, Available Cash generated by the Partnership during such quarter to the Holders of Partnership Units on such Partnership Record Date with respect to such quarter: (1) first, with respect to any Preferred Units or other Partnership Interests that are entitled to any preference in distribution, in accordance with the rights of such class or classes of Partnership Interests (and, within such class or classes, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date), (2) second, with respect to any OP Units that are not entitled to any preference in distribution, in accordance with the rights of such class of Partnership Interests (and, within such class, pro rata in proportion to the respective Percentage Interests on such Partnership Record Date) and (3) third, with respect to any Junior Units. To the extent any distribution is made in the second step above with respect to OP Units (during any period in which both Class A OP Units and Class B OP Units are outstanding), the distribution to the holders of Class A OP Units and Class B OP Units shall be made such that the distribution per Class B OP Unit is equal to 2%, or 1/50th, of the distribution per Class A OP Unit, subject to adjustment as determined to be appropriate in the discretion of the General Partner under the circumstances, in order to maintain the economic substance of the above distribution ratio between the Class A OP Units and Class B OP Units, and subject to further adjustment as determined to be appropriate in the discretion of the General Partner so that the relative distribution rights of the Class A OP Units and the Class B OP Units correlate with the relative distribution rights of the Parent Class A Stock and the Parent Class B Stock. At the election of the General Partner, distributions payable with respect to any Partnership Units that were not outstanding during the entire quarterly period in respect of which any distribution is made may be prorated based on the portion of the period that such Partnership Units were outstanding.

Section 5.02.         Distributions In-Kind. No right is given to any Partner to demand and receive property other than cash as provided in this Agreement. The General Partner may determine, in its sole and absolute discretion, to make a distribution in-kind of Partnership assets to the Partners, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles V,  VI and X  hereof.

Section 5.03.         Distributions to Reflect Issuance of Additional Partnership Units. In the event that the Partnership issues additional Partnership Units pursuant to the provisions of Article IV hereof, the General Partner may make such revisions to this Article V  as it determines are necessary or desirable to reflect the issuance of such additional Partnership Units, including, without limitation, making preferential distributions to certain classes of Partnership Units.

Section 5.04.         Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Partnership nor the General Partner, on behalf of the Partnership, shall make a distribution to any Partner on account of its Partnership Interest or interest in Partnership Units if such distribution would violate Section 17-607 of the Act or other applicable law.

Article VI

Allocations

Section 6.01.          Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Partnership shall be determined and allocated with respect to each Partnership Year of the Partnership as of the end of each such year. Except as otherwise provided in this Article VI, and subject to Section 11.06(c) hereof, an allocation to a Partner of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.02.          General Allocations. After giving effect to the allocations under Section 6.03, Net Income and Net Loss (and, to the extent determined by the General Partner to be necessary and appropriate to achieve the resulting Capital Account balances described below, any allocable items of income, gain, loss, deduction or credit includable in the computation of Net Income and Net Loss) for each Partnership Year or other applicable period shall be allocated among the Partners in a manner such that, after giving effect to the special allocations set forth in Section 6.03 and all distributions through the end of such period, the Capital Account balance of each Partner, immediately after making such allocation, is, as nearly as possible, equal to (i) the amount such Partner would receive pursuant to Section 13.02 if all assets of the Partnership on hand at the end of such period were sold for cash equal to their Gross Asset Values, all liabilities of the Partnership were satisfied in cash in accordance with their terms (limited with respect to each nonrecourse liability to the Gross Asset Value of the assets securing such liability), and all remaining or resulting cash was distributed, in accordance with Section 13.02, to the Partners immediately after making such allocation, minus (ii) such Partner’s share of Partnership Minimum Gain and Partner Minimum Gain, computed immediately prior to the hypothetical sale of assets, and the amount any such Partner is treated as obligated to contribute to the Partnership, computed immediately after the hypothetical sale of assets.

Section 6.03.          Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article VI:

(a)           Regulatory Allocations.

(i)            Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.02 hereof, or any other provision of this Article VI, if there is a net decrease in Partnership Minimum Gain during any Partnership Year, each Partner shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partnership Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Partner pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.03(a)(i) is intended to qualify as a "minimum gain chargeback" within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)           Partner Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.03(a)(i) hereof, if there is a net decrease in Partner Minimum Gain attributable to a Partner Nonrecourse Debt during any Partnership Year, each Partner who has a share of the Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Partnership income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Partner's share of the net decrease in Partner Minimum Gain attributable to such Partner Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each General Partner, Limited Partner and other Partner pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.03(a)(ii) is intended to qualify as a "chargeback of partner nonrecourse debt minimum gain" within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii)          Nonrecourse Deductions and Partner Nonrecourse Deductions. Any Nonrecourse Deductions for any Partnership Year shall be specially allocated to the holders of Class A OP Units and Class B OP Units pro rata in accordance with their relative entitlements to distributions under Section 5.01. Any Partner Nonrecourse Deductions for any Partnership Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Partner Nonrecourse Debt to which such Partner Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(iv)          Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), items of Partnership income and gain shall be allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible. It is intended that this Section 6.03(a)(iv) qualify and be construed as a "qualified income offset" within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(v)           Gross Income Allocation. In the event that any Holder has an Adjusted Capital Account Deficit at the end of any Partnership Year, each such Holder shall be specially allocated items of Partnership income and gain in the amount of such excess to eliminate such deficit as quickly as possible.

(vi)          Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Partnership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of its interest in the Partnership, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their Partnership Units in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holders to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(vii)         Curative Allocations. The allocations set forth in Sections 6.03(a)(i), (ii), (iii), (iv), (v), and (vi) hereof (the "Regulatory Allocations") are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Section 6.01 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders of Partnership Units so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder of a Partnership Unit shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(b)           Allocation of Excess Nonrecourse Liabilities. The Partnership shall allocate "nonrecourse liabilities" (within the meaning of Regulations Section 1.752-1(a)(2)) of the Partnership that are secured by multiple Assets under any reasonable method chosen by the General Partner in accordance with Regulations Section 1.752-3(a)(3) and (b). The Partnership shall allocate "excess nonrecourse liabilities" of the Partnership under any method approved under Regulations Section 1.752-3(a)(3) as chosen by the General Partner.

(c)           Special Allocations Regarding LTIP Units. Notwithstanding the provisions of Section 6.02 above, Liquidating Gains that would, but for this Section 6.03(d), be allocated to holders of OP Units with respect to such units shall first be allocated to the LTIP Unitholders until the Economic Capital Account Balances of such LTIP Unitholders, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Class A OP Unit Economic Balance, multiplied by (ii) the number of their LTIP Units (the "Target Balance"). For this purpose, "Liquidating Gains" means net capital gains realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Partnership, including but not limited to net capital gain realized in connection with an adjustment to the Gross Asset Value of Partnership assets under Code Section 704(b). The "Economic Capital Account Balances" of the LTIP Unitholders will be equal to their Capital Account balances to the extent attributable to their ownership of LTIP Units, plus the amount of their allocable share of any Partner Minimum Gain or Partnership Minimum Gain attributable to such LTIP Units. Similarly, the "Class A OP Unit Economic Balance" shall mean (i) the Capital Account balance of the holders of Class A OP Units, plus the amount of such holders' share of any Partner Minimum Gain or Partnership Minimum Gain, in either case to the extent attributable to the ownership of Class A OP Units by such holders and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under this Section 6.03(c) (including, without limitation, any expenses of the Partnership reimbursed to the General Partner pursuant to Section 7.04(b)), divided by (ii) the number of Class A OP Units outstanding. Any such allocations shall be made among the LTIP Unitholders first to the LTIP Units with the earliest issuance date until such LTIP Units have reached the Target Balance, and then to the LTIP Units with the next earliest issuance date, and so forth. The parties agree that the intent of this Section 6.03(c) is (i) to make the Capital Account balance associated with each LTIP Unit economically equivalent to the Capital Account balance associated with the Class A OP Units (on a per-Class A OP Unit/LTIP Unit basis) and (ii) to allow conversion of an LTIP Unit (assuming prior vesting) into a Class A OP Unit when sufficient Liquidating Gains have been allocated to such LTIP Unit pursuant to Section 6.02 so that the parity described in the definition of Target Balance has been achieved. Liquidating Gain allocated to an LTIP Unitholder under this Section 6.03(d) will be attributed to specific LTIP Units in a manner that causes the maximum number of Vested LTIP Units to have an Economic Capital Account Balance attributable to such LTIP Units equal to the Class A OP Unit Economic Balance, and any remaining Liquidating Gains allocated to a LTIP Unitholder shall be allocated pro rata among such holder's Unvested Incentive Units. Any LTIP Unit that has been allocated Liquidating Gain pursuant to this Section 6.03(c) such that the Economic Capital Account Balance attributable to such LTIP Unit is equal to the Class A OP Unit Economic Balance immediately after such allocation is referred to as a "Parity LTIP Unit."

(d)           Qualified Opportunity Zone Rules.

(i)            The Partnership and PHC LLC (or the relevant partnership subsidiary of PHC LLC, as applicable) (the "QOF Partner") agree to treat the Contributions of the Contributed QOF Interests (as such term is defined in the Contribution Agreement) as a transaction governed by Section 721(a) of the Code and, as such, not constituting an "inclusion event" within the meaning of Section 1400Z-2(b)(1) of the Code and the accompanying Treasury Regulations.  With respect to the Contributed QOF Interests, the Partnership agrees that it will become subject to Section 1400Z-2 and the accompanying Treasury Regulations with respect to the eligible gain associated with the Contributed QOF Interests. Pursuant to Treasury Regulations Section 1.1400Z2(b)-1(c)(6)(ii)(B), (x) the Partnership agrees to allocate and report the remaining deferred gain that is associated with the Contributed QOF Interests to the QOF Partner and (y) the Partnership agrees to allocate the basis increases described in Section 1400Z-2(b)(2)(B)(iii) and (iv) to the QOF Partner.

(ii)           The Partnership and the QOF Partner agree to cooperate with each other to provide information and to take any such other action as is reasonably necessary for such party to comply with its obligations under Section 1400Z-1, Section 1400Z-2 and the accompanying Treasury Regulations, revenue rulings and other guidance presently existing or promulgated, issued or otherwise provided from time to time by the Treasury Department and/or the IRS thereunder or with respect thereto in the future, as well as any applicable state law requirements with respect thereto.

Section 6.04.         Tax Allocations.

(a)           In General. Except as otherwise provided in this Section 6.04, for income tax purposes under the Code and the Regulations each Partnership item of income, gain, loss and deduction (collectively, "Tax Items") shall be allocated among the Holders of Partnership Units in the same manner as its correlative item of "book" income, gain, loss or deduction is allocated pursuant to Sections 6.02 and 6.03 hereof.

(b)           Allocations Respecting Section 704(c) Revaluations. Notwithstanding Section 6.04(a) hereof, Tax Items with respect to Assets that are contributed to the Partnership with a Gross Asset Value that varies from its basis in the hands of the contributing Partner immediately preceding the date of contribution shall be allocated among the Partners for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Partnership shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner provided that the “traditional method” shall be adopted in connection with the assets contributed pursuant to the Contributions. In the event that the Gross Asset Value of any partnership asset is adjusted pursuant to subsection (b) of the definition of "Gross Asset Value" (provided in Article I hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations or under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the General Partner, including the aggregation methods applicable to securities partnerships, to the extent applicable and to the extent the General Partner decides to apply such methods.

Article VII

Management and Operations of Business

Section 7.01.          Management.

(a)            Except as otherwise expressly provided in this Agreement, all management powers over the business and affairs of the Partnership are and shall be exclusively vested in the General Partner, and no Limited Partner shall have any right to participate in or exercise control or management power over the business and affairs of the Partnership. The General Partner may not be removed by the Limited Partners, except with the consent of the General Partner. In addition to the powers now or hereafter granted to a general partner of a limited partnership under applicable law or that are granted to the General Partner under any other provision of this Agreement, the General Partner, subject to the other provisions hereof, including Section 7.03, shall have full power and authority to do all things deemed necessary or desirable by it to conduct the business of the Partnership, to exercise all powers set forth in Section 3.02 hereof and to effectuate the purposes set forth in Section 3.01 hereof, including, without limitation:

(i)            the making of any expenditures, the lending or borrowing of money including, without limitation, making prepayments on loans and borrowing money or selling assets to permit the Partnership to make distributions to its Partners, the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust or other lien or encumbrance on the Partnership's assets) and the incurring of any obligations that it deems necessary for the conduct of the activities of the Partnership;

(ii)           the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Partnership, the registration of any class of securities of the Partnership under the Exchange Act and the listing of any debt securities of the Partnership on any exchange;

(iii)          subject to Section 11.02 hereof, the acquisition, sale, lease, transfer, exchange or other disposition of any, all or substantially all of the assets of the Partnership (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Partnership) or the merger, consolidation, reorganization or other combination of the Partnership with or into another entity;

(iv)          the mortgage, pledge, encumbrance, securitization, preferred equity financing or hypothecation of any assets of the Partnership, the use of the assets of the Partnership (including, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that it sees fit, including, without limitation, the financing of the operations and activities of Parent, the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, the Partnership's Subsidiaries) and the repayment of obligations of the Partnership, its Subsidiaries and any other Person in which the Partnership has an equity investment, and the making of capital contributions to and equity investments in the Partnership's Subsidiaries;

(v)           the use of the assets of the Partnership (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms it sees fit, including, without limitation, the financing of the conduct of the operations of Parent, the General Partner, the Partnership or any of the Partnership's Subsidiaries, the lending of funds to other Persons (including, without limitation, Parent, the General Partner and its Subsidiaries and the Partnership's Subsidiaries) and the repayment of obligations of the Partnership and its Subsidiaries and any other Person in which the Partnership has an equity investment and the making of capital contributions to its Subsidiaries;

(vi)          the underwriting, origination, structuring and acquisition of any loan, note, bond or other Debt to any Person;

(vii)         the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Asset, whether pursuant to a Services Agreement or otherwise;

(viii)        the negotiation, execution and performance of any contracts, or other instruments that the General Partner considers useful or necessary to the conduct of the Partnership's operations or the implementation of the General Partner's powers under this Agreement, including contracting with authorities and municipalities, consultants, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation out of the Partnership's assets;

(ix)           the distribution of Partnership cash or other Partnership assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Partnership and the collection and receipt of revenues, rents and income of the Partnership;

(x)            the maintenance of such insurance for the benefit of the Partnership and the Partners as the General Partner deems necessary or appropriate, including, without limitation, (i) casualty, liability and other insurance on the Assets and (ii) liability insurance for the Indemnitees hereunder;

(xi)           the formation of, or acquisition of an interest in, and the contribution of Assets to, any further limited or general partnerships, limited liability companies, trusts, joint ventures or other relationships that the General Partner deems desirable (including the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which it has an equity investment from time to time);

(xii)          the filing of applications, communicating and otherwise dealing with any and all governmental agencies having jurisdiction over, or in any way affecting, the Partnership's assets or any other aspect of the Partnership business;

(xiii)         the control of any matters affecting the rights and obligations of the Partnership, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Partnership, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Partnership in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xiv)        the undertaking of any action in connection with the Partnership's direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Partnership to such Persons);

(xv)         except as otherwise specifically set forth in this Agreement, the determination of the fair market value of any Partnership property distributed in-kind using such reasonable method of valuation as it may adopt; provided, that such methods are otherwise consistent with the requirements of this Agreement;

(xvi)        the enforcement of any rights against any Partner pursuant to representations, warranties, covenants and indemnities relating to such Partner's contribution of property or assets to the Partnership;

(xvii)       the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power-of-attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Partnership;

(xviii)      the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Partnership or any other Person in which the Partnership has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(xix)         the exercise of any of the powers of the General Partner enumerated in this Agreement on behalf of any Person in which the Partnership does not have an interest, pursuant to contractual or other arrangements with such Person;

(xx)          the making, execution and delivery of any and all deeds, leases, notes, deeds to secure Debt, mortgages, deeds of trust, other trust arrangements, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases or legal instruments or agreements in writing necessary or appropriate in the judgment of the General Partner for the accomplishment of any of the powers of the General Partner enumerated in this Agreement;

(xxi)         the issuance of additional Partnership Units, as appropriate and in the General Partner's sole and absolute discretion, in connection with Capital Contributions by Additional Limited Partners and additional Capital Contributions by Partners pursuant to Article IV hereof;

(xxii)        the selection and dismissal of employees (including, without limitation, employees having titles or offices such as president, vice president, secretary and treasurer), and agents, outside attorneys, accountants, consultants and contractors of the Partnership or the General Partner, the determination of their compensation and other terms of employment or hiring and the delegation to any such employees the authority to conduct the business of the Partnership in accordance with the terms of this Agreement;

(xxiii)       the distribution of cash to acquire Partnership Units held by a Partner in connection with a Partner's exercise of its Redemption right under Section 8.06 hereof;

(xxiv)       maintaining or causing to be maintained (including through the appointment of a Transfer Agent), the book and records of the Partnership;

(xxv)        the amendment and restatement of the Ownership Schedule hereto to reflect accurately at all times the Capital Contributions and Percentage Interests of the Partners as the same are adjusted from time to time to the extent necessary to reflect redemptions, Capital Contributions, the issuance of Partnership Units, the admission of any Additional Limited Partner or any Substituted Limited Partner or otherwise, which amendment and restatement, notwithstanding anything in this Agreement to the contrary, shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in the Ownership Schedule hereto otherwise is authorized by this Agreement;

(xxvi)       the determination regarding whether a payment to a Partner who exercises its Redemption Right under Section 8.06 that is assumed by the Parent will be paid in the form of the Cash Amount or the Parent Class A Stock Amount, except as such determination may be limited by Section 8.06;

(xxvii)      the collection and receipt of revenues and income of the Partnership;

(xxviii)     the registration of any class of securities of the Partnership under the Securities Act or the Exchange Act, and the listing of any debt securities of the Partnership on any exchange; and

(xxix)       an election to dissolve the Partnership pursuant to Section 13.01(b) hereof, subject to the written consent of a Majority in Interest of the Class A OP Units.

(b)           Each of the Limited Partners agrees that, except as provided in Section 7.03 hereof, the General Partner is authorized to execute, deliver and perform the above-mentioned agreements and transactions on behalf of the Partnership without any further act, approval or vote of the Partners, notwithstanding any other provision of this Agreement, the Act or any applicable law, rule or regulation.

(c)            At all times from and after the date hereof, the General Partner may cause the Partnership to establish and maintain working capital and other reserves in such amounts as the General Partner, in its sole and absolute discretion, deems appropriate and reasonable from time to time.

Section 7.02.          Certificate of Limited Partnership. To the extent that such action is determined by the General Partner to be reasonable and necessary or appropriate, the General Partner shall file amendments to and restatements of the Certificate and do all the things to maintain the Partnership as a limited partnership (or a partnership in which the limited partners have limited liability) under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Partnership may elect to do business or own property. Except as otherwise required under the Act, the General Partner shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Limited Partner. The General Partner shall use all reasonable efforts to cause to be filed such other certificates or documents as may be reasonable and necessary or appropriate for the formation, continuation, qualification and operation of a limited partnership (or a partnership in which the limited partners have limited liability to the extent provided by applicable law) in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Partnership may elect to do business or own property.

Section 7.03.          Restrictions on General Partner's Authority.

(a)           The General Partner may not take any action in contravention of an express prohibition or limitation of this Agreement without the written consent of a Majority in Interest of the Class A OP Units and may not perform any act that would subject a Limited Partner to liability as a general partner in any jurisdiction or any other liability except as provided herein or under the Act.

(b)           The General Partner shall not, without the written consent of a Majority in Interest of the Class A OP Units, terminate this Agreement or liquidate or dissolve the Partnership or merge the Partnership or otherwise combine the Partnership or substantially all of its assets with another entity that is classified as a corporation for federal or applicable state and local income tax purposes.

(c)           Notwithstanding Section 7.03(a) and (b), the General Partner shall have the exclusive power to make the amendments set forth in Section 14.02(b) without the consent of, or prior notice to, any Holder.

(d)           Notwithstanding Sections 7.03(a) and (b) and Section 14.02(b) hereof, this Agreement shall not be amended, and no action may be taken by the General Partner, without the consent of each Partner adversely affected thereby, if such amendment or action would (i) convert a Limited Partner Interest in the Partnership into a General Partner Interest (except as a result of the General Partner acquiring such Partnership Interest), (ii) modify the limited liability of a Limited Partner or (iii) amend this Section 7.03(d). Further, no amendment may alter the restrictions on the General Partner's authority set forth elsewhere in Section 7.03 or otherwise in this Agreement without the consent specified therein. Any such amendment or action consented to by any Partner shall be effective as to that Partner, notwithstanding the absence of such consent by any other Partner.

(e)            To the extent the assets of the Partnership constitute "plan assets" for purposes of ERISA, the General Partner shall, as applicable, administer the Partnership subject to the requirements of ERISA.

Section 7.04.      Reimbursement of the Parent and General Partner.

(a)            Except as provided in this Section 7.04 and elsewhere in this Agreement (including the provisions of Articles V and VI regarding distributions, payments and allocations to which it may be entitled), neither the Parent nor the General Partner shall be compensated for the General Partner's services as general partner of the Partnership.

(b)            The Partnership shall be responsible for and shall pay the Parent's and the General Partner's administrative costs and expenses, and such expenses will be treated as expenses of the Partnership. Such expenses will include:

(i)            all expenses relating to the Parent's and the General Partner's formation and continuity of existence;

(ii)            all expenses relating to any offerings and registrations of securities;

(iii)            all expenses associated with the Parent's and the General Partner's preparation and filing of any periodic reports under federal, state or local laws or regulations;

(iv)            all expenses associated with the Parent's and the General Partner's compliance with applicable laws, rules and regulations; and

(v)            all other operating or administrative costs of the Parent's and General Partner's incurred in the ordinary course of its business.

(c)            The Parent and General Partner are each hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Partnership. Except to the extent provided in this Agreement, Parent, the General Partner and, if applicable, their Affiliates shall be reimbursed on a monthly basis, or such other basis as the Parent and General Partner may determine in their sole and absolute discretion, for all expenses that Parent, the General Partner and, if applicable, their Affiliates incur relating to the ownership and operation of, or for the benefit of, the Partnership (including, without limitation, administrative expenses); provided, that the amount of any such reimbursement shall be reduced by any interest earned by Parent or the General Partner with respect to bank accounts or other instruments or accounts held by such entity on behalf of the Partnership. The Partners acknowledge that all such expenses of the Parent and General Partner are deemed to be for the benefit of the Partnership. Such reimbursement shall be in addition to any reimbursement made as a result of indemnification pursuant to Section 7.07 hereof. In the event that certain expenses are incurred for the benefit of the Partnership and other entities (including Parent and the General Partner), such expenses will be allocated to the Partnership and such other entities in such a manner as Parent and the General Partner in their sole and absolute discretion deems fair and reasonable. All payments and reimbursements hereunder shall be characterized for federal income tax purposes as expenses of the Partnership incurred on its behalf, and not as expenses of Parent or the General Partner.

(d)            If Parent shall elect to purchase from its stockholders Parent Class A Stock for the purpose of delivering such Parent Class A Stock to satisfy an obligation under any dividend reinvestment program adopted by Parent, any employee stock purchase plan adopted by Parent or any similar obligation or arrangement undertaken by the Parent in the future or for the purpose of retiring such Parent Class A Stock, the purchase price paid by the Parent for such Parent Class A Stock and any other expenses incurred by the Parent in connection with such purchase shall be considered expenses of the Partnership and shall be advanced to Parent or reimbursed to Parent, subject to the condition that: (1) if such Parent Class A Stock subsequently is sold by Parent, Parent shall pay or cause to be paid to the Partnership any proceeds received by the Parent for such Parent Class A Stock (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program; provided, that a transfer of Parent Class A Stock for Class A OP Units pursuant to Section 8.06 would not be considered a sale for such purposes); and (2) if such Parent Class A Stock is not retransferred by the Parent within 30 days after the purchase thereof, or the Parent otherwise determines not to retransfer such Parent Class A Stock, Parent shall cause the General Partner to cause the Partnership to redeem a number of Class A OP Units held by the Parent equal to the number of shares of such Parent Class A Stock, as adjusted (x) pursuant to Section 7.07 (in the event the Parent acquires material assets, other than on behalf of the Partnership) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the Parent pursuant to a pro rata distribution by the Partnership (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Partnership Units held by Parent).

(e)            As set forth in Section 4.04, the Parent and General Partner shall be treated as having made a Capital Contribution in the amount of all expenses that each incurs relating to the Parent's offering of Parent Common Stock, Parent Preferred Stock, Parent Junior Stock or New Securities.

(f)            If and to the extent any reimbursements to the Parent or General Partner pursuant to this Section 7.04 constitute gross income of the Parent or General Partner (as opposed to the repayment of advances made by the Parent or General Partner on behalf of the Partnership), such amounts shall constitute guaranteed payments with respect to capital within the meaning of Code Section 707(c), shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

(g)            For avoidance of doubt, except to the extent expressly provided otherwise in this Agreement or agreed in writing by the Partnership and the applicable Limited Partner, each Limited Partner shall be responsible for all costs, expenses and liabilities it incurs in connection with its investment in the Partnership and its ownership of any other property or conduct of any activities, and shall not be entitled to any reimbursement or indemnification from Parent, the General Partner or the Partnership therefor.

Section 7.05.      Outside Activities of the Parent and General Partner. Without limiting the other powers granted to the General Partner under this Agreement, the General Partner, the Parent, and their officers, directors, employees, agents, trustees, Affiliates, stockholders and members shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Partnership, including business interests and activities that are in direct or indirect competition with the Partnership or that are enhanced by the activities of the Partnership. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of the General Partner.

Section 7.06.      Contracts with Affiliates.

(a)            The Partnership may lend or contribute funds or other assets to its Subsidiaries or other Persons in which it has an equity investment, and such Persons may borrow funds from the Partnership, on terms and conditions established in the sole and absolute discretion of the General Partner. The foregoing authority shall not create any right or benefit in favor of any Subsidiary or any other Person.

(b)            The Partnership may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law as the General Partner, in its sole and absolute discretion, believes to be advisable.

(c)            Except as expressly permitted by this Agreement, Parent, the General Partner and their Affiliates shall not sell, transfer or convey any property to the Partnership, directly or indirectly, except pursuant to transactions that are determined by the General Partner in good faith to be fair and reasonable.

(d)            The General Partner, in its sole and absolute discretion and without the consent of the Limited Partners, may propose and adopt the Equity Incentive Plan or other equity incentive plans on behalf of the Partnership employee benefit plans funded by the Partnership for the benefit of employees of Parent, the General Partner, the Partnership, Subsidiaries of the Partnership or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Partnership or any of the Partnership's Subsidiaries.

(e)            The General Partner is expressly authorized to enter into, in the name and on behalf of the Partnership, any Services Agreement with Affiliates of any of the Partnership, Parent or the General Partner, on such terms as the General Partner, in its sole and absolute discretion, believes are advisable.

Section 7.07.      Indemnification.

(a)            To the fullest extent permitted by applicable law, the Partnership shall indemnify each Indemnitee from and against any and all losses, claims, damages, liabilities (whether joint or several), expenses (including, without limitation, attorney's fees and other legal fees and expenses), judgments, fines, settlements and other amounts ("Losses'") arising from any and all claims, demands, actions, suits or proceedings, civil, criminal, administrative or investigative, that relate to the operations of Parent, the General Partner or the Partnership ("Actions") as set forth in this Agreement in which such Indemnitee may be involved, or is threatened to be involved, as a party or otherwise; provided, however, that the Partnership shall not indemnify an Indemnitee (1) for willful misconduct or a knowing violation of the law, (2) for any transaction for which such Indemnitee received an improper personal benefit in violation or breach of any provision of this Agreement or other agreements between Indemnitee, Parent, the General Partner or the Partnership, or (3) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.07(a). The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.07(a) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.07 shall be made only out of the assets of the Partnership and any insurance proceeds from the liability policy covering the Parent, General Partner and any Indemnitees, and neither the Parent, the General Partner nor any Limited Partner shall have any obligation to contribute to the capital of the Partnership or otherwise provide funds to enable the Partnership to fund its obligations under this Section 7.07.

(b)            To the fullest extent permitted by law, expenses incurred by an Indemnitee who is a party to a proceeding or otherwise subject to or the focus of or is involved in any Action shall be paid or reimbursed by the Partnership as incurred by the Indemnitee in advance of the final disposition of the Action upon receipt by the Partnership of (1) a written affirmation by the Indemnitee of the Indemnitee's good faith belief that the standard of conduct necessary for indemnification by the Partnership as authorized in this Section 7.07(b) has been met and (2) a written undertaking by or on behalf of the Indemnitee to repay the amount if it shall ultimately be determined that the standard of conduct has not been met.

(c)            The indemnification provided by this Section 7.07 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Partners, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

(d)            The Partnership may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the General Partner shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Partnership's activities, regardless of whether the Partnership would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)            Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Partnership, Parent or the General Partner (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.07, unless such liabilities arise as a result of (1) such Indemnitee's intentional misconduct or knowing violation of the law, (2) any transaction in which such Indemnitee received a personal benefit in violation or breach of any provision of this Agreement or applicable law, or (3) in the case of any criminal proceeding, the Indemnitee had reasonable cause to believe that the act or omission was unlawful.

(f)            In no event may an Indemnitee subject any of the Partners to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)            An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.07 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)            The provisions of this Section 7.07 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.07 or any provision hereof shall be prospective only and shall not in any way affect the obligations of the Partnership or the limitations on the Partnership's liability to any Indemnitee under this Section 7.07 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i)            If and to the extent any payments to the Parent or General Partner pursuant to this Section 7.07 constitute gross income to the Parent or General Partner (as opposed to the repayment of advances made on behalf of the Partnership) such amounts shall be treated as "guaranteed payments" for the use of capital within the meaning of Code Section 707(c), shall be treated consistently therewith by the Partnership and all Partners, and shall not be treated as distributions for purposes of computing the Partners' Capital Accounts.

(j)            Primacy of Indemnification; Subrogation. The Partnership hereby acknowledges that Indemnitee may have certain rights to indemnification, advancement and/or insurance provided by one or more persons other than the Company or its subsidiaries with whom or which Indemnitee may be associated. The Partnership hereby agrees that, as between the Partnership and such other persons, it is the indemnitor of first resort with respect to Losses (i.e., its obligations to each Indemnitee with respect to Losses are primary and those of such person's other indemnitors are secondary), it shall be liable for the full amount of all such Losses to the extent legally permitted and that it irrevocably waives any claims against such person's other indemnitors for contribution, subrogation or any other recovery of any kind in respect thereof. The Partnership further agrees that no advancement or payment by such person's other indemnitors on behalf of such Indemnitee with respect to any claim for which such Indemnitee has sought indemnification from the Partnership shall affect the foregoing and such person's other indemnitors shall have a right of contribution and/or be subrogated to the extent of such advancement or payment to all of the rights of recovery of such Indemnitee against the Partnership.

Section 7.08.      Liability of the General Partner and Certain Related Parties.

(a)            Notwithstanding anything to the contrary set forth in this Agreement, neither the General Partner, the Parent or any of their members, partners, officers or directors shall be liable or accountable in damages or otherwise to the Partnership, any Partners or any Assignees for losses sustained, liabilities incurred or benefits not derived nor shall any such Person have any personal liability whatsoever to the Partnership, any Partners or any Assignees as a result of any action or inactions by any such Person, except in the case of (1) willful misconduct or a knowing violation of the law, (2) for any transaction for which such Person received an improper personal benefit in violation or breach of any provision of this Agreement or other agreement between such person and Parent, the General Partner or the Partnership, or (3) in the case of any criminal proceeding, such Person had reasonable cause to believe that the act or omission was unlawful. Without limitation of the foregoing, no property or assets of any Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement.

(b)            The Limited Partners expressly acknowledge that the General Partner is acting for the benefit of the Partnership, the Limited Partners and the Parent's stockholders collectively and that the General Partner is under no obligation to give priority to the separate interests of the Limited Partners or the Parent's stockholders (including, without limitation, the tax consequences to Limited Partners, Assignees or the Parent's stockholders) in deciding whether to cause the Partnership to take (or decline to take) any actions. If there is a conflict between the interests of the stockholders of the Parent on one hand and the Limited Partners on the other, the Limited Partners expressly acknowledge that the General Partner will fulfill its fiduciary duties to such Limited Partners by acting in the collective best interests of the Parent's stockholders and the Limited Partners as determined by the General Partner acting in good faith.

Subject to its obligations and duties as General Partner set forth in Section 7.01(a) hereof, the General Partner may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through employees or agents of Parent or the General Partner

(c)            To the extent that, at law or in equity, the General Partner has duties (including fiduciary duties) and liabilities relating thereto to the Partnership or the Limited Partners, the General Partner shall not be liable to the Partnership or to any other Partner for its good faith reliance on the provisions of this Agreement.

(d)            Any amendment, modification or repeal of this Section 7.08 or any provision hereof shall be prospective only and shall not in any way affect the limitations of liability under this Section 7.08 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

Section 7.09.      Other Matters Concerning the General Partner.

(a)            The General Partner may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties.

(b)            The General Partner may consult with legal counsel, accountants, appraisers, management consultants, investment bankers, architects, engineers and other consultants and advisers selected by it, and any act taken or omitted to be taken in reliance upon the opinion of such Persons as to matters that the General Partner reasonably believes to be within such Person's professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such opinion.

(c)            The General Partner shall have the right, in respect of any of its powers or obligations hereunder, to act through any of its duly authorized officers and a duly appointed attorney or attorneys-in-fact. Each such attorney shall, to the extent provided by the General Partner in the power of attorney, have full power and authority to do and perform all and every act and duty that is permitted or required to be done by the General Partner hereunder.

Section 7.10.      Title to Partnership Assets. Title to Partnership assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Partnership as an entity, and no Partner, individually or collectively with other Partners or Persons, shall have any ownership interest in such Partnership Assets or any portion thereof. Title to any or all of the Partnership Assets may be held in the name of the Partnership, the General Partner or one or more nominees, as the General Partner may determine, including Affiliates of Parent. The General Partner hereby declares and warrants that any Partnership Assets for which legal title is held in the name of the General Partner or any nominee or Affiliate of the General Partner shall be held by the General Partner for the use and benefit of the Partnership in accordance with the provisions of this Agreement. All Partnership Assets shall be recorded as the property of the Partnership in its books and records, irrespective of the name in which legal title to such Partnership assets is held.

Section 7.11.      Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Partnership shall be entitled to assume that the General Partner has full power and authority, without the consent or approval of any other Partner or Person, to encumber, sell or otherwise use in any manner any and all Assets of the Partnership and to enter into any contracts on behalf of the Partnership, and take any and all actions on behalf of the Partnership, and such Person shall be entitled to deal with the General Partner as if it were the Partnership's sole party in interest, both legally and beneficially. Each Limited Partner hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the General Partner in connection with any such dealing. In no event shall any Person dealing with the General Partner or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the General Partner or its representatives. Each and every certificate, document or other instrument executed on behalf of the Partnership by the General Partner or its representatives shall be conclusive evidence in favor of any and every Person relying in good faith thereon or claiming thereunder that (1) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (2) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Partnership, and (3) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Partnership.

Article VIII

Rights and Obligations of Limited Partners

Section 8.01.      Limitation of Liability. No Limited Partner shall have any liability under this Agreement (other than for breach thereof) except as expressly provided in Sections 10.02, 10.03, 10.04, 13.02(d) or under the Act. Notwithstanding anything herein to the contrary, except for fraud, willful misconduct or gross negligence, or pursuant to any express indemnities given to the Partnership by any Limited Partner pursuant to any other written instrument, no Limited Partner shall have any personal liability whatsoever, to the Partnership or to the other Partner(s), for the debts of the Partnership or the Partnership’s obligations hereunder, and the full recourse of the other Partner(s) shall be limited to the interest of that Limited Partner in the Partnership. Without limitation of the foregoing, and except for fraud, willful misconduct or gross negligence, or pursuant to any such express indemnity, no property or assets of any Limited Partner, other than its interest in the Partnership, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Partner(s) and arising out of, or in connection with, this Agreement.

Section 8.02.      Management of Business. No Limited Partner or Assignee (other than the General Partner, any of its Affiliates or any officer, member, employee, partner, agent or director of the General Partner, the Parent, the Partnership or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Partnership's business, transact any business in the Partnership's name or have the power to sign documents for or otherwise bind the Partnership. The transaction of any such business by the General Partner, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, stockholder or trustee of the General Partner, the Parent, the Partnership or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Limited Partners or Assignees under this Agreement.

Section 8.03.      Outside Activities of Limited Partners. Notwithstanding anything contained in this Agreement or under applicable principles of Law to the contrary (to the fullest extent permitted by applicable Law), but subject to any written agreements entered into pursuant to Section 7.06(e) hereof and any other written agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership, Parent or any Affiliate thereof (including, without limitation, any employment agreement), any Limited Partner and any Assignee or Affiliate thereof, any officer, director, employee, agent, trustee, Affiliate, member, manager, partner or shareholder of any Limited Partner (A) may engage in or possess an interest in other business ventures of any nature and description (whether similar or dissimilar to the business of the Partnership or and Subsidiary), independently or with others, and none of the Partnership, any Subsidiary, any such other Partner or any of their respective Affiliates shall have any right by virtue of this Agreement in or to any such investment or interest of the Limited Partners or any of their respective Affiliates to any income or profits derived therefrom and the pursuit of any such venture shall not be deemed wrongful or improper, and (B) shall not be obligated to present any investment opportunity to the Partnership or any Subsidiary even if such opportunity is of a character that, if presented to the Partnership or any Subsidiary, could be taken by the Partnership or such Subsidiary, and (ii) the Partners and the Partnership waive (and the Partnership shall cause the Subsidiaries to waive) any fiduciary or other duty of the Partners not expressly set forth in this Agreement, including fiduciary or other duties that may be related to or associated with self-dealing, corporate opportunities or otherwise, in each case so long as such Person acts in a manner consistent with this Agreement. Neither the Partnership nor any Partner shall have any rights by virtue of this Agreement in any business ventures of any Limited Partner or Assignee. Subject to such agreements, none of the Limited Partners nor any other Person shall have any rights by virtue of this Agreement or the partnership relationship established hereby in any business ventures of any other Person (other than the General Partner, to the extent expressly provided herein), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.06(e) hereof and any other agreements entered into by a Limited Partner or its Affiliates with the General Partner, the Partnership or any Affiliate thereof, to offer any interest in any such business ventures to the Partnership, any Limited Partner or any such other Person, even if such opportunity is of a character that, if presented to the Partnership, any Limited Partner or such other Person, could be taken by such Person.

Section 8.04.      Return of Capital. Except pursuant to the rights of Redemption set forth in Section 8.06 hereof, no Limited Partner shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement, upon termination of the Partnership as provided herein or upon a merger of the General Partner or a sale by the General Partner of all or substantially all of its assets pursuant to Section 7.01(a)(iii) hereof. Except to the extent provided in Article VI hereof or otherwise expressly provided in this Agreement, no Limited Partner or Assignee shall have priority over any other Limited Partner or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.05.      Adjustment Factor. The Partnership shall notify any Limited Partner, on request, of the then current Adjustment Factor or any change made to the Adjustment Factor.

Section 8.06.      Class A OP Unit Redemption Rights.

(a)            On or after the date that is 180 days after the date of the final prospectus in the Parent's initial public offering, or another date which is agreed by a Limited Partner and the Partnership, each Partner (other than the Parent, the General Partner or any of their Subsidiaries) shall have the right at any time and from time to time (subject to the terms and conditions set forth herein and in any other such agreement, as applicable) to cause the Partnership to purchase all or a portion of the Class A OP Units held by such Partner (such Class A OP Units being hereafter referred to as "Tendered Units") in exchange for the Cash Amount (a "Redemption") unless the terms of such Class A OP Units or a separate agreement entered into between the Partnership and the holder of such Class A OP Units provide that such Class A OP Units are not entitled to a right of Redemption. The Tendering Partner shall have no right, with respect to any Class A OP Units so redeemed, to receive any distributions paid on or after the date of delivery of the Cash Amount or the Parent Class A Stock Amount, as the case may be. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the General Partner, with a copy to the Parent, by the Partner who is exercising the right (the "Tendering Partner"). The Cash Amount shall be payable to the Tendering Partner on the Specified Redemption Date.

(b)            Notwithstanding Section 8.06(a) above, if a Partner has delivered a Notice of Redemption to the General Partner, with a copy to the Parent, then the Parent may, in its sole and absolute discretion, elect to assume and satisfy the Partnership's Redemption obligation and acquire some or all of the Tendered Units from the Tendering Partner in exchange for the Parent Class A Stock Amount (as of the Specified Redemption Date) and, if the Parent so elects, the Tendering Partner shall sell the Tendered Units to the Parent in exchange for the Parent Class A Stock Amount. In such event, the Tendering Partner shall have no right to cause the Partnership to redeem such Tendered Units. The Parent shall give such Tendering Partner written notice of its election on or before the close of business on the fifth Business Day after receipt by the General Partner and the Parent of the Notice of Redemption.

(c)            The Parent Class A Stock Amount, if applicable, shall be delivered as duly authorized, validly issued, fully paid and nonassessable shares of Parent Class A Stock and, if applicable, free of any pledge, lien, encumbrance or transfer restriction, other than those provided in the Securities Act, relevant state securities or blue sky laws and any applicable registration rights agreement or lockup agreement with respect to such shares of Parent Class A Stock entered into by or binding upon the Tendering Partner. Notwithstanding any delay in such delivery, the Tendering Partner shall be deemed the owner of such shares of Parent Class A Stock for all purposes, including without limitation, rights to vote or consent, and receive dividends, as of the Specified Redemption Date. In addition, the shares of Parent Class A Stock for which the Class A OP Units might be exchanged shall also bear such restrictive legends that the Parent determines are appropriate to mark transfer restrictions and limitations applicable to the shares of Parent Class A Stock; provided that, if the Parent Class A Stock is listed on a national securities exchange, Parent will apply for the Parent Class A Stock issued hereto to be included in the listing.

(d)            Each Partner covenants and agrees with the Parent and the General Partner that all Tendered Units shall be delivered to the Parent or General Partner free and clear of all liens, claims and encumbrances whatsoever and should any such liens, claims and/or encumbrances exist or arise with respect to such Tendered Units, the Parent or General Partner shall be under no obligation to acquire the same. Each Partner further agrees that, in the event any state or local property transfer tax is payable as a result of the transfer of its Tendered Units to the Parent or General Partner (or its designee), such Partner shall assume and pay such transfer tax.

(e)            Notwithstanding anything herein to the contrary, with respect to any Redemption or exchange for Parent Class A Stock pursuant to this Section 8.06: (i) each Partner may effect a Redemption only one time in each fiscal quarter; (ii) without the consent of the General Partner, each Partner may not effect a Redemption for less than 1,000 Class A OP Units or, if the Partner holds less than 1,000 Class A OP Units, all of the OP Units held by such Partner; (iii) without the consent of the General Partner (not to be unreasonably withheld), each Partner may not effect a Redemption during the period after the Partnership Record Date with respect to a distribution and before the record date established by the Parent for a distribution to its stockholders of some or all of its portion of such distribution; (iv) the consummation of any Redemption or exchange for Parent Class A Stock shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended; and (v) each Tendering Partner shall continue to own all Class A OP Units subject to any Redemption or exchange for Parent Class A Stock, and be treated as a Partner with respect to such Class A OP Units for all purposes of this Agreement, until such Class A OP Units are transferred to the General Partner and paid for or exchanged on the Specified Redemption Date. Until a Specified Redemption Date, the Tendering Partner shall have no rights as a stockholder of the Parent with respect to such Tendering Partner's Class A OP Units. In addition, the General Partner may, with respect to any holder or holders of Class A OP Units, at any time and from time to time, as it shall determine in its sole discretion, including, by way of example only, in connection with the exercise of demand or block trade registration rights under the Registration Rights Agreement (i) reduce or waive the length of the period prior to which such holder or holders may not exercise the right of Redemption and/or exchange or (ii) reduce or waive the length of the period between the exercise of the right of Redemption and/or exchange and the Specified Redemption Date.

(f)            In the event that the Partnership issues additional Partnership Interests to any Additional Limited Partner pursuant to Section 4.03, the General Partner shall make such revisions to this Section 8.06, without the approval of the Limited Partners, as it determines are necessary to reflect the issuance of such additional Partnership Interests.

(g)            Notwithstanding anything contained herein to the contrary, at the request of any Qualifying Corporate LP (as herein defined) given at any time after the date that such Qualifying Corporate LP is eligible to exercise redemption rights under Section 8.06(a), (each such Qualifying Corporate LP, an "Electing Qualifying Corporate LP"), the Partnership and Parent shall effect a merger or other combination of Parent and the Electing Qualifying Corporate LP in a manner that is tax efficient for both Parent and the Electing Qualifying Corporate LP, including by implementing as expeditiously as possible an alternative exchange transaction (each an "Alternative Exchange Transaction") in which the Electing Qualifying Corporate LP and/or its Blockers (as defined in the operating agreement of PHC LLC) will be acquired in a merger transaction in which such Electing Qualifying Corporate LP will be merged with a subsidiary of Parent and the shareholders of the Electing Qualifying Corporate LP will receive as consideration in the merger the Parent Class A Stock Amount, or utilizing another structure mutually agreed upon by such Electing Qualifying Corporate LP and Parent so that such Electing Qualifying Corporate LP is not subject to a level of corporate tax in such merger or other transaction. The Alternative Exchange Transaction shall be implemented through a merger agreement, executed by the Electing Qualifying Corporate LP and Parent and any necessary subsidiaries or Affiliates thereof, in customary form and reasonably satisfactory to both parties, pursuant to which the parties will be required to make customary representations and warranties to each other, including by the Electing Qualifying Corporate LP confirming its qualification as a Qualifying Corporate LP, and Parent, the Partnership and the Electing Qualifying Corporate LP shall take any further acts and execute and deliver any additional documents and instruments that may be necessary or reasonably requested by the Electing Qualifying Corporate LP to carry out the provisions of this Section 8.06(g). For this purpose, a "Qualifying Corporate LP" means any Limited Partner which is or was a direct or indirect member of PHC LLC which (i) is subject to taxation as a domestic corporation for U.S. federal income tax purposes, (ii) holds no assets (other than the Tendered Units, Parent Class A Stock or Parent Class B Stock (all which at the time of the Alternative Exchange Transaction shall be free and clear of all liens, claims and encumbrances whatsoever)), (iii) is subject to no liabilities other than for Taxes which are not yet due and payable and for which the Qualifying Corporate LP shall be responsible, and (iv) has conducted no business other than the direct or indirect ownership of PHC LLC equity interests, the Class A OP Units, Parent Class A Stock or Parent Class B Stock. This provision shall apply to each Qualifying Corporate LP, each of which shall have an independent and several right hereunder.

Each Qualifying Corporate LP, and each Member of PHC LLC that elects to hold (or whose owners hold), directly or indirectly, all or any portion of its membership interests in PHC LLC through one of more Blockers shall be and is an intended and express third-party beneficiary of this Section 8.06(g) and shall have the right, exercisable in its sole discretion, to enforce the terms and conditions of this Section 8.06(g) against the Partnership and Parent, as applicable, or prevent the breach thereof, or to exercise any other right, or seek any other remedy, which may be available to it as a third-party beneficiary of this Section 8.06(g). In addition, neither the Partnership, the General Partner nor Parent shall agree to any changes, modifications or amendments to this Section 8.06(g), without the prior written consent of Qualifying Corporate LPs holding directly or indirectly a majority in interest of the Class A OP Units of the Partnership held by all Qualifying Corporate LPs.

Section 8.07.      Class B OP Unit Issuances and Conversions

(a)            Unless otherwise approved by the General Partner, upon any issuance of Parent Class B Stock by the Parent, the Partnership shall issue to the Parent an equal number of Class B OP Units.

(b)            If, at any time, shares of Parent Class B Stock are mandatorily converted into shares of Parent Class A Stock in accordance with Section 6.2.2 of the Charter, a number of Class B OP Units equal to the number of shares of Parent Class B Stock so converted shall be mandatorily and automatically converted into a number of Class A OP Units equal to the number of shares of Parent Class A Stock issued upon such conversion.

Article IX

Books, Records, Accounting and Reports

Section 9.01.      Records and Accounting.

(a)            The General Partner shall keep or cause to be kept at the principal office of the Partnership those records and documents required to be maintained by the Act and other books and records deemed by the General Partner to be appropriate with respect to the Partnership's business, including, without limitation, all books and records necessary to provide to the Limited Partners any information, lists and copies of documents required to be provided pursuant to Section 8.05 or 9.03 hereof. Any records maintained by or on behalf of the Partnership in the regular course of its business may be kept on, or be in the form for, magnetic tape, photographs, micrographics or any other information storage device; provided, that the records so maintained are convertible into clearly legible written form within a reasonable period of time. The books of the Partnership shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles.

(b)            The books of the Partnership shall be maintained, for financial reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the General Partner determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Partnership and the General Partner may operate with integrated or consolidated accounting records, operations and principles. The Partnership also shall maintain its tax books on the accrual basis.

Section 9.02.      Partnership Year. The Partnership Year of the Partnership shall be the calendar year.

Section 9.03.      Reports.

(a)            As soon as practicable, but in no event later than the date on which the Parent mails its annual report to its stockholders, the General Partner shall cause to be mailed to each Limited Partner an annual report, as of the close of the most recently ended Partnership Year, containing financial statements of the Partnership, or of the Parent if such statements are prepared solely on a consolidated basis with the Partnership, for such Partnership Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the General Partner.

(b)            If and to the extent that the Parent mails or makes available quarterly reports to its stockholders, as soon as practicable, but in no event later than the date on such reports are mailed or made available, the General Partner shall cause to be mailed or made available to each Limited Partner a copy of such report, together with such other information as may be required by applicable law or regulations, or as the General Partner determines to be appropriate.

(c)            The General Partner shall have satisfied its obligations under Section 9.03(a) and 9.03(b) hereof by posting or making available the reports required by this Section 9.03 on the website maintained from time to time by the Partnership provided that such reports are able to be printed or downloaded from such website.

Article X

Tax Matters

Section 10.01.      Preparation of Tax Returns. The General Partner shall prepare or cause to be prepared all federal, state and local, as well as non-U.S., if any, tax returns of the Partnership for each year for which such returns are required to be filed and shall file or cause such returns to be filed. The General Partner, in its good-faith but sole discretion, shall determine the appropriate treatment of each item of income, gain, loss, deduction and credit of the Partnership and the accounting methods and conventions under the tax laws of the United States, the several states and other relevant jurisdictions as to the treatment of any such item or any other method or procedure related to the preparation of such tax returns. The General Partner may cause the Partnership to make or refrain from making any and all elections permitted by such tax laws (including without limitation elections under Section 754 of the Code). The General Partner shall use reasonable efforts to furnish, within seven (7) months after the close of each Partnership Year, to each Partner a completed IRS Schedule K-l (and any comparable state income tax form). In addition, upon a reasonable request therefor by any Partner, the General Partner shall cause the Partnership to provide to such Partner information relating to the Partnership that is necessary for such Partner to comply with its tax reporting obligations. Each Partner agrees that it will take no position on such Partner's tax returns inconsistent with the positions taken by the Partnership.

Section 10.02.      Tax Audits. The General Partner is authorized to represent the Partnership in, and shall control the conduct of, any disputes, controversies, audits or other administrative or judicial proceedings with the IRS and any other tax authorities (subject to Section 5.5(c) of the Contribution Agreement). The General Partner is hereby authorized to take the actions required to be designated (or to cause its designee to be designated) as the "partnership representative" under Section 6223 of the Code (and any similar function under state or local law), and to take any and all actions that the "partnership representative" is authorized to take under the Code (and any similar function under state or local law). Without limiting the generality of the foregoing, with respect to any audit or other proceeding, the General Partner shall be entitled to cause the Partnership to make any available elections pursuant to Section 6226 of the Code (and similar provisions of state, local and other law), and the Partners shall cooperate to the extent reasonably requested by the General Partner in connection therewith. Each Partner hereby waives any rights it may have pursuant to the Code or otherwise (other than, for avoidance of doubt, rights provided to PHC LLC pursuant to Section 5.5(c) of the Contribution Agreement) to participate in any tax matters or controversies with respect to the Partnership. Each Partner agrees to reimburse the General Partner and the Partnership for the costs of the General Partner and the Partnership in contesting a partnership adjustment, and to advance any deposit required to contest such partnership adjustment, in accordance with the relative rights of the Partners and former Partners in the Partnership to distributions under Section 5.01 during the reviewed Partnership Year, as determined by the General Partner in its good-faith but sole discretion, or in accordance with any other allocation that the General Partner determines in its good-faith but sole discretion to be more equitable (including an allocation solely to the Partners and former Partners to which a related "imputed underpayment" is attributable).

Section 10.03.      Withholding.

(a)            Notwithstanding any other provision of this Agreement, each Partner hereby authorizes the Partnership to withhold from or pay on behalf of or with respect to such Partner any amount of federal, state, local or foreign taxes that the General Partner determines the Partnership is required to withhold or pay, including any interest, penalties or additional amounts assessed or imposed with respect thereto and any amounts required to be paid by the Partnership with respect to a Partner under Sections 6225 and 6232 of the Code, with respect to any amount distributable or allocable to such Partner pursuant to this Agreement or otherwise as a result of such Partner's participation in the Partnership, including without limitation pursuant to Sections 1441, 1442, 1445, 1446(a) or 1446(f) of the Code or accompanying Treasury Regulations. If and to the extent that the Partnership is required to withhold or pay any such withholding or other taxes, interest or penalties allocable to a Partner, such Partner will be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time that such withholding or other tax is required to be paid (or such later date as the General Partner may determine in its discretion), which payment will, except to the extent funded by such Partner pursuant to the next sentence, be deemed to be a distribution pursuant to Section 5.01 to such Partner. To the extent that such withholding or payment exceeds the cash distributions that such Partner would have received but for such withholding or payment, the amount of such excess will be considered a loan from the Partnership to such Partner until discharged by such Partner by repayment, which may, at the option of the General Partner, be satisfied (i) out of distributions (including in-kind distributions) to which such Partner would otherwise be subsequently entitled, or (ii) by the immediate payment in cash to the Partnership of such excess amount. Such loan shall bear interest from the date such withholding or other tax was required to be paid until the date the loan is actually paid at a rate equal to the base rate on corporate loans at large United States money center commercial banks, as published from time to time in The Wall Street Journal, plus four percentage points (but not higher than the maximum lawful rate). The repayment of any amounts owed under this Section 10.03 will not be treated as a Capital Contribution and, consequently, will not increase the Capital Account of such Partner. The General Partner, on behalf of the Partnership, will be entitled to take any other action it determines to be necessary or appropriate in connection with any obligation or possible obligation to impose withholding pursuant to any tax law or to pay any tax with respect to a Partner, to the fullest extent permitted by law, unless otherwise agreed to by the General Partner (on its own behalf or on behalf of the Partnership). Each Partner acknowledges that the General Partner may be required to provide the identities of each such Partner's direct and indirect beneficial owners to a governmental entity in connection with complying with the foregoing. In the event the Partnership has to withhold any amounts pursuant to Section 1471 through Section 1474 of the Code or any non-U.S. laws, rules or regulations implementing any intergovernmental agreements entered into in connection with the implementation of such Sections of the Code ("FATCA"), such withheld taxes will be allocated or apportioned to those Partners whose failure to provide tax forms, documents or other information results in the imposition of such withheld taxes under FATCA.

(b)            In the event that the Partnership receives a distribution or payment from or in respect of which tax, or any interest or penalties assessed or imposed with respect thereto, has been directly or indirectly withheld or paid with respect to the Partnership's investments that is allocable to a Partner, the Partnership will be deemed to have received cash in an amount equal to the amount of such tax, and each Partner will be deemed for all purposes of this Agreement to have received a payment from the Partnership as of the time of such distribution (or such later date as the General Partner may determine in its sole discretion) equal to the portion of such amount that is attributable to such Partner's interest in the Partnership as determined in good faith by the General Partner, which payment will, except to the extent funded by such Partner pursuant to the next sentence, be deemed to be a distribution pursuant to Section 5.01 to such Partner. To the extent that such deemed payment exceeds the cash distribution that such Partner would have received but for such withholding, the applicable provisions of Section 10.03(a) will apply to such excess.

(c)            Any withholdings referred to in this Section 10.03 will be made at the maximum applicable statutory rate under applicable tax law unless the General Partner has received evidence satisfactory to the General Partner to the effect that a lower rate is applicable or that no withholding is applicable.

(d)            In the event of an adjustment to the Partnership's taxes or tax returns by a governmental authority (or any entity in which the Partnership holds a direct or indirect interest), the General Partner in its good-faith but sole discretion will allocate the burden of (or any decrease in distributions under Sections 5.01 or 13.02 resulting from) any taxes, penalties or interest imposed on the Partnership pursuant to Code Sections 6225 and 6232 among the Partners in a reasonable manner based on the status, actions, inactions or other attributes of each Partner. Any amounts allocated to a Partner pursuant to the preceding sentence will be treated as withholding tax that arises as a result of the status or other matters that are particular to a Partner. Each Partner acknowledges and agrees that (i) if so requested by the General Partner, such Partner will be required to provide the General Partner with documents, information, assistance or cooperation in connection with the requirements imposed on the Partnership pursuant to Sections 6221 through 6241 of the Code, together with any guidance issued thereunder, and (ii) if such Partner fails to provide such documentation, information, assistance or cooperation (including as a result of a Partner not being eligible to provide any requested documentation), any taxes, penalties or interest imposed on the Partnership as a result of such failure will be allocated to such Partner in accordance with this Section 10.03(d).

Section 10.04.      Cooperation; Reimbursement.

(a)            The Partners agree to furnish such information, reasonably promptly, or take such other action as the General Partner may reasonably request in connection with the General Partner's implementation of this Article X, and further agree that such obligations shall survive any Transfer by a Partner of its Partnership Units, or its removal or resignation from the Partnership.

(b)            Any direct or indirect costs and expenses incurred by the General Partner in connection with its implementation of this Article X, shall be deemed costs and expenses of the Partnership, and (subject to the provisions of Section 10.03) the Partnership shall reimburse the General Partner for all such reasonable and documented out of pocket costs and expenses.

(c)            A Partner's obligations to comply with the requirements of this Article X shall survive such Partner's ceasing to be a Partner of the Partnership and/or the termination, dissolution, liquidation and winding up of the Partnership.

Article XI

Transfers and Withdrawals

Section 11.01.      Transfer.

(a)            No part of the interest of a Partner shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b)            No Partnership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article XI. Any Transfer or purported Transfer of a Partnership Interest not made in accordance with this Article XI shall be null and void ab initio unless consented to by the General Partner in its sole and absolute discretion.

(c)            No Transfer of any Partnership Interest may be made to a lender to the Partnership or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Partnership whose loan constitutes a Nonrecourse Liability, without the consent of the General Partner in its sole and absolute discretion; provided, that as a condition to such consent, the lender will be required to enter into an arrangement with the Partnership and the General Partner to redeem or exchange for Parent Common Stock any Partnership Units in which a security interest is held by such lender concurrently with such time as such lender would be deemed to be a partner in the Partnership for purposes of allocating liabilities to such lender under Code Section 752.

(d)            Class A OP Units shall only be transferrable under this Article XI in connection with the transfer of an equal number of shares of Parent Class B Stock. Any attempted or purported transfer of Class A OP Units in violation of the limitations set forth in this Section 11.01(d) shall be void ab initio.

Section 11.02.      Transfer of Parent's and General Partner's Partnership Interest.

(a)            The Parent and the General Partner may not transfer any of their Partnership Interests except in connection with (i) a transaction permitted under Section 11.02(b), (ii) any merger (including a triangular merger), consolidation or other combination with or into another Person following the consummation of which the equity holders of the surviving entity are substantially identical to the stockholders of the Parent, or (iii) as otherwise expressly permitted under this Agreement, nor shall the General Partner withdraw as General Partner except in connection with a transaction permitted under Section 11.02(b) or any merger, consolidation, or other combination permitted under clause (ii) of this Section 11.02(a).

(b)            The Parent and General Partner shall not engage in any merger (including, without limitation, a triangular merger), consolidation or other combination with or into another Person (other than any transaction permitted by Section 11.02(a)), sale of all or substantially all of its assets or any reclassification, recapitalization or change of outstanding shares of Parent Common Stock (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination as described in the definition of “Adjustment Factor”) (“Termination Transaction”), unless:

(i)            following such merger or other consolidation, substantially all of the assets of the surviving entity consist of Partnership Units;

(ii)            in connection with which either (A) holders of at least a majority of the outstanding Class A OP Units consent to such Termination Transaction or (B) all Partners (other than the Parent and General Partner) who hold Class A OP Units either will receive, or will have the right to receive, for each Class A OP Unit outstanding Parent Common Stock having the same or substantially equivalent consideration as the highest amount of consideration offered per share of Parent Class A Stock in the transaction, provided, however, that, if in connection with the Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the percentage required for the approval of mergers under the organizational documents of the Parent, each holder of Class A OP Units shall receive, or shall have the right to receive without any right of consent set forth above in this Section 11.02(b), the amount of cash, Parent Class A Stock or other securities which such holder would have received had it exercised the Redemption Right and received Parent Class A Stock in exchange for its Class A OP Units; or

(iii)            all of the following conditions are met: (A) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Partnership or another limited partnership or limited liability company which is the survivor of a merger, consolidation or combination of assets with the Partnership (in each case, the “Surviving Partnership”), (B) the Limited Partners that held Class A OP Units immediately prior to the consummation of such Termination Transaction own a percentage interest of the Surviving Partnership based on the relative fair market value of the net assets of the Partnership and the other net assets of the Surviving Partnership immediately prior to the consummation of such transaction; (C) the rights, preferences and privileges in the Surviving Partnership of such Limited Partners are at least as favorable as those in effect with respect to the Class A OP Units immediately prior to the consummation of such transaction; and (D) the rights of such holders of Class A OP Units include at least one of the following: (1) the right to redeem their interests in the Surviving Partnership for the consideration available to such persons pursuant to Section 8.06 or (2) the right to redeem their interests in the Surviving Partnership for cash on terms substantially equivalent to those in effect with respect to their Class A OP Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Partnership has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the shares of Parent Class A Stock.

(c)            The Parent and General Partner shall not enter into an agreement or other arrangement providing for or facilitating the creation of a General Partner other than the General Partner, unless the successor General Partner executes and delivers a counterpart to this Agreement in which such General Partner agrees to be fully bound by all of the terms and conditions contained herein that are applicable to a General Partner.

Section 11.03.      Transfer of Limited Partners' Partnership Interests.

(a)            Subject to the restrictions on transfer in this Article XI, no Limited Partner shall Transfer all or any portion of its Partnership Interest to any transferee without the written consent of the General Partner, which consent may be withheld in its sole and absolute discretion, provided, however, that (i) a Limited Partner may Transfer all or any portion of its Partnership Interest to any Affiliate of such Limited Partner or for bona fide estate planning purposes to an immediate family member or the legal representative, estate, trustee or other successor in interest, as applicable, of such Limited Partner, (ii) in the case of a Limited Partner which is a partnership, limited liability company, joint venture, corporation or other business entity, to its partners, owners or shareholders, as the case may be, and (iii) following the date that is one-year after the date hereof (subject to Section 11.03(b)), the General Partner shall not unreasonably withhold its consent to such a Transfer.

(b)            Without limiting the generality of Section 11.03(a) hereof, it is expressly understood and agreed that the General Partner will not consent to any Transfer of all or any portion of any Partnership Interest pursuant to Section 11.03(a) above unless such Transfer meets each of the following conditions:

(i)            such Transfer is made only to a single Qualified Transferee, provided, however, that for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee.

(ii)            The transferee in such Transfer assumes by operation of law or express agreement all of the obligations of the transferor Limited Partner under this Agreement with respect to such Transferred Partnership Interest; provided, that no such Transfer (unless made pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Partner are assumed by a successor corporation by operation of law) shall relieve the transferor Partner of its obligations under this Agreement without the approval of the General Partner, in its sole and absolute discretion. Any transferee, whether or not admitted as a Substituted Limited Partner, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Limited Partner, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.05 hereof.

(c)            If a Limited Partner is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Limited Partner's estate shall have all the rights of a Limited Partner, but not more rights than those enjoyed by other Limited Partners, for the purpose of settling or managing the estate, and such power as the Incapacitated Limited Partner possessed to Transfer all or any part of its interest in the Partnership. The Incapacity of a Limited Partner, in and of itself, shall not dissolve or terminate the Partnership.

(d)            In connection with any proposed Transfer of a Limited Partner Interest, the General Partner shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate any federal or state securities laws or regulations applicable to the Partnership or the Partnership Interests Transferred.

(e)            No Transfer by a Limited Partner of its Partnership Interests (including any Redemption, any other acquisition of Partnership Units by the Partnership, Parent or the General Partner) may be made to or by any person, without the consent of the General Partner in its sole discretion, if (i) in the opinion of legal counsel for the Partnership, there is a significant risk that it would result in the Partnership being treated as an association taxable as a corporation or would result in a termination of the Partnership under Code Section 708 or (ii) such Transfer would be effectuated through an "established securities market" or a "secondary market (or the substantial equivalent thereof)" within the meaning of Code Section 7704.

Section 11.04.      Substituted Limited Partners.

(a)            A transferee of the interest of a Limited Partner pursuant to a Transfer consented to by the General Partner pursuant to Section 11.03(a) may be admitted as a Substituted Limited Partner only with the consent of the General Partner, which consent may be given or withheld by the General Partner in its sole and absolute discretion. The failure or refusal by the General Partner to permit a transferee of any such interests to become a Substituted Limited Partner shall not give rise to any cause of action against the Partnership or the General Partner. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Limited Partner until and unless it furnishes to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee, and (iii) such other documents and instruments as may be required or advisable, in the sole and absolute discretion of the General Partner, to effect such Assignee's admission as a Substituted Limited Partner.

(b)            A transferee who has been admitted as a Substituted Limited Partner in accordance with this Article XI shall have all the rights and powers and be subject to all the restrictions and liabilities of a Limited Partner under this Agreement.

(c)            Upon the admission of a Substituted Limited Partner, the General Partner shall amend the Ownership Schedule to reflect the name, address and number of Partnership Units of such Substituted Limited Partner and to eliminate or adjust, if necessary, the name, address and number of Partnership Units of the predecessor of such Substituted Limited Partner.

Section 11.05.      Assignees. If the General Partner, in its sole and absolute discretion, does not consent to the admission of any transferee of any Partnership Interest as a Substituted Limited Partner in connection with a transfer permitted by the General Partner pursuant to Section 11.03(a), such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited partnership interest under the Act, including the right to receive distributions from the Partnership and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Partnership attributable to the Partnership Units assigned to such transferee and the rights to Transfer the Partnership Units only in accordance with the provisions of this Article XI, but shall not be deemed to be a holder of Partnership Units for any other purpose under this Agreement, and shall not be entitled to effect a consent or vote or effect a Redemption with respect to such Partnership Units on any matter presented to the Limited Partners for approval (such right to consent or vote or effect a Redemption, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Limited Partner). In the event that any such transferee desires to make a further assignment of any such Partnership Units, such transferee shall be subject to all the provisions of this Article XI to the same extent and in the same manner as any Limited Partner desiring to make an assignment of Partnership Units.

Section 11.06.      General Provisions.

(a)            No Limited Partner may withdraw from the Partnership other than as a result of a permitted Transfer of all of such Limited Partner's Partnership Units in accordance with this Article XI, with respect to which the transferee becomes a Substituted Limited Partner, or pursuant to a redemption (or acquisition by the Parent) of all of its Partnership Units pursuant to a Redemption under Section 8.06 hereof and/or pursuant to any Partnership Unit Designation.

(b)           Any Limited Partner who shall Transfer all of its Partnership Units in a Transfer (i) consented to by the General Partner pursuant to this Article XI where such transferee was admitted as a Substituted Limited Partner, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Partnership Units pursuant to a Redemption under Section 8.06 hereof and/or pursuant to any Partnership Unit Designation, or (iii) to the Parent, whether or not pursuant to Section 8.06(b) hereof, shall cease to be a Limited Partner.

(c)            If any Partnership Unit is Transferred in compliance with the provisions of this Article XI, or is redeemed by the Partnership, or acquired by the General Partner pursuant to Section 8.06 hereof, on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Partnership Unit for such Partnership Year shall be allocated to the transferor Partner or the Tendering Partner, as the case may be, and, in the case of a Transfer or assignment other than a Redemption, to the transferee Partner, by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d) and the corresponding Regulations, using the "interim closing of the books" method or another permissible method selected by the General Partner (unless the General Partner in its sole and absolute discretion elects to adopt a daily, weekly or monthly proration period, in which case Net Income or Net Loss shall be allocated based upon the applicable method selected by the General Partner). All distributions of Available Cash attributable to such Partnership Unit with respect to which the Partnership Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Partner or the Tendering Partner, as the case may be, and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Partnership Unit shall be made to the transferee Partner.

(d)           In no event may any Transfer or assignment of a Partnership Interest by any Partner (including any Redemption, any acquisition of Partnership Units by the Parent or General Partner or any other acquisition of Partnership Units by the Partnership) be made (i) to any person or entity who lacks the legal right, power or capacity to own a Partnership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Partnership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Partnership Interest; (iv) except with the consent of the General Partner, if such Transfer, in the opinion of counsel to the Partnership or the General Partner, would create a significant risk that such transfer would cause a termination of the Partnership for federal or state income tax purposes; (v) if such Transfer would, in the opinion of legal counsel to the Partnership, cause the Partnership to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by the General Partner) of all Partnership Units held by all Limited Partners); (vi) if such Transfer would cause the Partnership to become, with respect to any employee benefit plan subject to Title I of ERISA, a "party-in-interest" (as defined in ERISA Section 3(14)) or a "disqualified person" (as defined in Code Section 4975(c)); (vii) without the consent of the General Partner, to any benefit plan investor within the meaning of Department of Labor Regulations Section 2510.3-101(f); (viii) if such Transfer would, in the opinion of legal counsel to the Partnership or the General Partner, cause any portion of the assets of the Partnership to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101; (ix) if such Transfer requires the registration of such Partnership Interest pursuant to any applicable federal or state securities laws; (x) if such Transfer causes the Partnership (as opposed to the General Partner) to become a reporting company under the Exchange Act; or (xi) if such Transfer subjects the Partnership to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended.

Article XII

Admission of Partners

Section 12.01.     Admission of Successor General Partner. A successor to all of the General Partner's General Partner Interest pursuant to Section 11.02 hereof who is proposed to be admitted as a successor General Partner shall be admitted to the Partnership as the General Partner, effective immediately prior to such Transfer. Any such successor shall carry on the business of the Partnership without dissolution. In each case, the admission shall be subject to the successor General Partner executing and delivering to the Partnership an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission. Concurrently with, and as evidence of, the admission of an Additional Limited Partner, the General Partner shall amend the Ownership Schedule and the books and records of the Partnership to reflect the name, address and number of Partnership Units of such Additional Limited Partner.

Section 12.02.     Admission of Additional Limited Partners.

(a)            After the Effective Date, a Person (other than an existing Partner) who makes a Capital Contribution to the Partnership in accordance with this Agreement shall be admitted to the Partnership as an Additional Limited Partner only upon furnishing to the General Partner (i) evidence of acceptance, in form and substance satisfactory to the General Partner, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.04 hereof, (ii) a counterpart signature page to this Agreement executed by such Person, and (iii) such other documents or instruments as may be required in the sole and absolute discretion of the General Partner in order to effect such Person's admission as an Additional Limited Partner and the satisfaction of all the conditions set forth in this Section 12.02.

(b)           Notwithstanding anything to the contrary in this Section 12.02, no Person shall be admitted as an Additional Limited Partner without the consent of the General Partner, which consent may be given or withheld in the General Partner's sole and absolute discretion. The admission of any Person as an Additional Limited Partner shall become effective on the date upon which the name of such Person is recorded on the books and records of the Partnership, following the consent of the General Partner to such admission.

(c)            If any Additional Limited Partner is admitted to the Partnership on any day other than the first day of a Partnership Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Partners and Assignees for such Partnership Year shall be allocated pro rata among such Additional Limited Partner and all other Partners and Assignees by taking into account their varying interests during the Partnership Year in accordance with Code Section 706(d), using the "interim closing of the books" method or another permissible method selected by the General Partner. Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Limited Partner occurs shall be allocated among all the Partners and Assignees including such Additional Limited Partner, in accordance with the principles described in Section 11.06(c) hereof. All distributions of Available Cash with respect to which the Partnership Record Date is before the date of such admission shall be made solely to Partners and Assignees other than the Additional Limited Partner, and all distributions of Available Cash thereafter shall be made to all the Partners and Assignees including such Additional Limited Partner.

Section 12.03.     Amendment of Agreement and Certificate of Limited Partnership. For the admission to the Partnership of any Partner, the General Partner shall take all steps necessary and appropriate under the Act to amend the records of the Partnership and, if necessary, to prepare as soon as practical an amendment of this Agreement (including an amendment of the Ownership Schedule) and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.04 hereof.

Section 12.04.     Limit on Number of Partners. Unless otherwise permitted by the General Partner, no person shall be admitted to the Partnership as an Additional Limited Partner if the effect of such admission would be to cause the Partnership to have a number of Partners that would cause the Partnership to become a reporting company under the Exchange Act.

Section 12.05.     Admission. A Person shall be admitted to the Partnership as a Limited Partner of the Partnership only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Partnership as an Additional Limited Partner.

Article XIII

Dissolution, Liquidation and Termination

Section 13.01.     Dissolution. The Partnership shall not be dissolved by the admission of Additional Limited Partners or by the admission of a successor General Partner in accordance with the terms of this Agreement. Upon the withdrawal of the General Partner, any successor General Partner shall continue the business of the Partnership without dissolution. However, the Partnership shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a "Liquidating Event"):

(a)            a final and nonappealable judgment is entered by a court of competent jurisdiction ruling that the General Partner is bankrupt or insolvent, or a final and nonappealable order for relief is entered by a court with appropriate jurisdiction against the General Partner, in each case under any federal or state bankruptcy or insolvency laws as now or hereafter in effect, unless, prior to the entry of such order or judgment, a Majority in Interest of the Class A OP Units consent in writing, in their sole and absolute discretion, to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such order or judgment, of a successor General Partner;

(b)           an election to dissolve the Partnership made by the General Partner in its sole and absolute discretion, with the consent of a Majority in Interest of the Class A OP Units;

(c)            entry of a decree of judicial dissolution of the Partnership pursuant to the provisions of the Act;

(d)           the occurrence of a Terminating Capital Transaction;

(e)            the Redemption (or acquisition by the Parent) of all Partnership Units other than Partnership Units held by the Parent or General Partner; or

(f)            the Incapacity or withdrawal of the General Partner, unless all of the remaining Partners in their sole and absolute discretion agree in writing to continue the business of the Partnership and to the appointment, effective as of a date prior to the date of such Incapacity, of a substitute General Partner.

Section 13.02.     Winding Up.

(a)            Upon the occurrence of a Liquidating Event, the Partnership shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and Partners. After the occurrence of a Liquidating Event, no Partner shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Partnership's business and affairs. The General Partner or, in the event that there is no remaining General Partner or the General Partner has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Class A OP Units (the General Partner or such other Person being referred to herein as the "Liquidator") shall be responsible for overseeing the winding up and dissolution of the Partnership and shall take full account of the Partnership's liabilities and property, and the Partnership property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the General Partner, include Parent Common Stock) shall be applied and distributed in the following order:

(i)             first, to the satisfaction of all of the Partnership's Debts and liabilities to creditors other than the Partners and their Assignees (whether by payment or the making of reasonable provision for payment thereof);

(ii)            second, to the satisfaction of all of the Partnership's Debts and liabilities to the General Partner (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements of the Parent or General Partner under Section 7.04 hereof;

(iii)           third, to the satisfaction of all of the Partnership's Debts and liabilities to the other Partners and any Assignees (whether by payment or the making of reasonable provision for payment thereof); and

(iv)          the balance, if any, to the Partners in accordance with Section 5.01.

The General Partner shall not receive any additional compensation for any services performed pursuant to this Article XIII.

(b)           Notwithstanding the provisions of Section 13.02(a) hereof that require liquidation of the assets of the Partnership, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Partnership the Liquidator determines that an immediate sale of part or all of the Partnership's assets would be impractical or would cause undue loss to the Partners, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Partnership (including to those Partners as creditors) and/or distribute to the Partners, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.02(a) hereof, undivided interests in such Partnership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Partners, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c)            In the event the Partnership is wound up as described in the foregoing provisions of this Section 13.02, if any Partner has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such winding up occurs) (a "Capital Account Deficit"), such Partner shall not be required to make any contribution to the capital of the Partnership with respect to such Capital Account Deficit and such Capital Account Deficit shall not be considered a debt owed to the Partnership or any other person for any purpose whatsoever. Notwithstanding the preceding sentence, (i) if the General Partner has a Capital Account Deficit, the General Partner shall contribute to the capital of the Partnership the amount necessary to restore such Capital Account Deficit balance to zero; and (ii) in the case of any other Partner, the preceding sentence shall not apply to the extent, but only to the extent, that such Partner previously has agreed in writing, with the consent of the General Partner, to undertake an express obligation to restore all or any portion of a deficit that may exist in its Capital Account upon a liquidation of the Partnership.

(d)           In the sole and absolute discretion of the General Partner or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Partners pursuant to this Article XIII may be:

(i)             distributed to a trust established for the benefit of the General Partner and the Limited Partners for the purpose of liquidating Partnership assets, collecting amounts owed to the Partnership, and paying any contingent or unforeseen liabilities or obligations of the Partnership or of the General Partner arising out of or in connection with the Partnership and/or Partnership activities. The assets of any such trust shall be distributed to the General Partner and the Limited Partners, from time to time, in the reasonable discretion of the General Partner or the Liquidator, in the same proportions and amounts as would otherwise have been distributed to the General Partner and the Limited Partners pursuant to this Agreement; or

(ii)            withheld or escrowed to provide a reasonable reserve for Partnership liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Partnership, provided, that such withheld or escrowed amounts shall be distributed to the General Partner and Limited Partners in the manner and order of priority set forth in Section 13.02(a) hereof as soon as practicable.

Section 13.03.     Rights of Limited Partners. Except as otherwise provided in this Agreement, (a) each Limited Partner shall look solely to the assets of the Partnership for the return of its Capital Contribution, (b) no Limited Partner shall have the right or power to demand or receive property other than cash from the Partnership, and (c) no Limited Partner (other than any Limited Partner who holds Preferred Units, to the extent specifically set forth herein and in the applicable Partnership Unit Designation) shall have priority over any other Limited Partner as to the return of its Capital Contributions, distributions or allocations.

Section 13.04.     Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Partners pursuant to Section 13.01 hereof, result in a dissolution of the Partnership, the General Partner shall, within 30 days thereafter, provide written notice thereof to each of the Partners and, in the General Partner's sole and absolute discretion or as required by the Act, to all other parties with whom the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner), and the General Partner may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Partnership regularly conducts business (as determined in the sole and absolute discretion of the General Partner).

Section 13.05.     Cancellation of Certificate of Limited Partnership. Upon the completion of the liquidation of the Partnership cash and property as provided in Section 13.02 hereof, the Partnership shall be terminated, a certificate of cancellation shall be filed with the State of Delaware, all qualifications of the Partnership as a foreign limited partnership or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Partnership shall be taken.

Section 13.06.     Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Partnership and the liquidation of its assets pursuant to Section 13.02 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between the Partners during the period of liquidation.

Article XIV

Procedures for Actions and consents
of Partners; Amendments; Meetings

Section 14.01.     Procedures for Actions and consents of Partners. The actions requiring consent or approval of Limited Partners pursuant to this Agreement, including Section 7.03 hereof, or otherwise pursuant to applicable law, rule or regulation, are subject to the procedures set forth in this Article XIV.

Section 14.02.     Amendments and Consents. The amendment procedure is as follows:

(a)           Amendments to this Agreement may only be proposed by the General Partner. Following such proposal, the General Partner shall deliver a notice pursuant to Section 15.01 hereto containing any proposed amendment or consent (except as set forth in 14.02(b)) to the holders of the Class A OP Units; provided that the General Partner shall submit any proposed amendment or consent with respect to the subject matter of Section 7.03(d) herein to each Partner adversely affected thereby. The General Partner shall seek the written consent of a Majority in Interest of the Class A OP Units on the proposed amendment or consent (or the written consent of each Partner with respect to the subject matter of Section 7.03(d)), or shall call a meeting to vote thereon and to transact any other business that the General Partner may deem appropriate. For purposes of obtaining a written consent, the General Partner may require a response within a reasonable specified time, but not less than ten (10) Business Days, and, in the case of failure of a Holder to respond in such time period shall constitute a consent that is consistent with the General Partner’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite consents are received even if prior to such specified time.

(b)           Notwithstanding any other provision of this Agreement to the contrary, the General Partner shall have the sole and exclusive power to make the following amendments without the consent of, or prior notice to, any Holder:

(i)             to add to the obligations of the General Partner or surrender any right or power granted to the General Partner or any Affiliate of the General Partner for the benefit of the Limited Partners;

(ii)            to reflect the issuance of Partnership Units pursuant to Section 4.03, the transfer of Partnership Units pursuant Article XI and the admission, substitution or withdrawal of Partners or the termination of the Partnership in accordance with this Agreement, and to amend the Ownership Schedule in connection with any such issuance, transfer, admission, substitution or withdrawal

(iii)           to set forth in this Agreement the designations, rights, powers, duties and preferences of the holders of any additional Partnership Units issued pursuant to this Agreement and to classify and reclassify Partnership Interests and Partnership Units in accordance with Article IV;

(iv)          to reflect a change that is of an inconsequential nature or does not adversely affect the Limited Partners in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement, in each case so long as such change does not adversely affect the Limited Partners in any material respect;

(v)           making a change that is necessary or desirable to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, statute, ruling or regulation of a federal or state agency or contained in federal or state law, so long as such change is made in a manner that minimizes any adverse effect on the Limited Partners;

(vi)          to modify either or both the manner in which items of Net Income or Net Loss are allocated pursuant to Article VI or the manner in which Capital Accounts are adjusted, computed or maintained (but only to the extent set forth in the definition of "Capital Account" or contemplated by the Code or the Regulations);

(vii)         making a change that is necessary or, in the opinion of the General Partner, advisable to qualify the Partnership as a limited partnership or an entity in which the Holders have limited liability under the laws of any state or foreign jurisdiction, or ensure that the Partnership will not be classified as an association taxable as a corporation or treated as a “publicly-traded partnership” taxable as a corporation for U.S. federal tax purposes;

(viii)        making a change to prevent the Partnership from in any manner being deemed an “Investment Company” subject to the provisions of the Investment Company Act; or

(ix)           (A) to the extent that the General Partner has elected that the assets of the Partnership should not constitute "plan assets" for purposes of ERISA to take such actions as may be necessary or appropriate to avoid the assets of the Partnership being treated for any purpose of ERISA or Section 4975 of the Code as assets of any "employee benefit plan" as defined in and subject to ERISA or of any plan or account subject to Section 4975 of the Code (or any corresponding provisions of succeeding law) or (B) to avoid the Partnership's engaging in a prohibited transaction as defined in Section 406 of ERISA or Section 4975(c) of the Code; and

(x)            to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Partnership or the General Partner and which does not violate Section 7.03(d).

(c)           Other than as set forth in Section 7.03(d), as required by the Act, or as expressly specified in any amendment hereto, no Class B OP Unit, LTIP Unit or other Partnership Unit (excluding Class A OP Units) shall have any right to vote, approve or consent with respect to any matter concerning the Partnership. Other than as forth in Section 7.03(d), where the consent of Majority in Interest of the Class A OP Units is required, as required by the Act, or as expressly specified in any amendment hereto, no Class A OP Unit shall have any right to vote, approve or consent with respect to any matter concerning the Partnership. To the extent a holder of Partnership Units has a right to vote on any matter, each Partnership Unit shall have one vote on each such matter.

Section 14.03.     Meetings of the Partners.

(a)           Meetings of the Partners may be called by the General Partner and shall be called upon the receipt by the General Partner of a written request by a Majority in Interest of the Class A OP Units. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Partners not less than seven days nor more than 30 days prior to the date of such meeting. Partners may vote in person or by proxy at such meeting. Whenever the vote or consent of Partners is permitted or required under this Agreement, such vote or consent may be given at a meeting of Partners or may be given in accordance with the procedure prescribed in Section 14.03(b) hereof.

(b)           Any action required or permitted to be taken at a meeting of the Partners may be taken without a meeting if a written consent setting forth the action so taken is signed by a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement for the action in question). Such approvals may be obtained by the General Partner by means of written notice to the Limited Partners requiring them to respond in the negative by a specified time, or to be deemed to have approved of the proposed action. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as a vote of a majority of the Percentage Interests of the Partners (or such other percentage as is expressly required by this Agreement). Such consent shall be filed with the General Partner. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified.

(c)            Each Limited Partner may authorize any Person or Persons to act for it by proxy on all matters in which a Limited Partner is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Every proxy must be signed by the Limited Partner or its attorney-in-fact. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Limited Partner executing it, such revocation to be effective upon the Partnership's receipt of written notice of such revocation from the Limited Partner executing such proxy. The use of proxies will be governed in the same manner as in the case of corporations organized under the Delaware General Corporation Law (including Section 212 thereof).

(d)           Each meeting of Partners shall be conducted by the General Partner or such other Person as the General Partner may appoint pursuant to such rules for the conduct of the meeting as the General Partner or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Partners may be conducted in the same manner as meetings of the Parent's stockholders and may be held at the same time as, and as part of, the meetings of the Parent's stockholders.

(e)            On matters on which Limited Partners are entitled to vote, each Limited Partner holding Class A OP Units shall have a vote equal to the number of Class A OP Units held.

(f)            Except as otherwise expressly provided in this Agreement, when the consent of the Limited Partner is required, the consent of Holders of a Majority in Interest of the Class A OP Units shall control.

Article XV

General Provisions

Section 15.01.     Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Partner or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service) to the Partner or Assignee at the address set forth in the Ownership Schedule or such other address of which the Partner shall notify the General Partner in writing.

Section 15.02.     Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to "Articles" or "Sections" are to Articles and Sections of this Agreement.

Section 15.03.     Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.04.     Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.05.     Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.06.     Waiver.

(a)            No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

(b)           The restrictions, conditions and other limitations on the rights and benefits of the Limited Partners contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Limited Partners, are for the benefit of the Partnership and, except for an obligation to pay money to the Partnership, may be waived or relinquished by the General Partner, in its sole and absolute discretion, on behalf of the Partnership in one or more instances from time to time and at any time.

Section 15.07.     Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when so executed shall constitute one and the same binding agreement between the parties. Signature pages may be detached from multiple separate counterparts and attached to a single counterpart. The words "execution," signed," "signature," and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, "pdf", "tif" or "jpg") and other electronic signatures (including, without limitation, DocuSign and AdobeSign). The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based recordkeeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

Section 15.08.     Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

Section 15.09.     Entire Agreement. This Agreement, together with the Tax Receivables Agreement, contains all of the understandings and agreements between and among the Partners with respect to the subject matter of this Agreement and the rights, interests and obligations of the Partners with respect to the Partnership.

Section 15.10.     Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.11.     No Partition. No Partner nor any successor-in-interest to a Partner shall have the right while this Agreement remains in effect to have any property of the Partnership partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Partnership partitioned, and each Partner, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Partners that the rights of the parties hereto and their successors-in-interest to Partnership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Partners and their successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.12.     No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Partners, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Partnership (other than as expressly set forth herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Partner to make Capital Contributions or loans to the Partnership or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Partners herein set forth to make Capital Contributions or loans to the Partnership shall be deemed an asset of the Partnership for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Partnership or pledged or encumbered by the Partnership to secure any debt or other obligation of the Partnership or any of the Partners.

Section 15.13.     No Rights as Stockholders of the Parent. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Partnership Units any rights whatsoever as stockholders of the Parent, including without limitation any right to receive dividends or other distributions made to stockholders of the Parent, or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Parent or any other matter.

Section 15.14.     Creditors. Other than as expressly set forth herein with respect to Indemnitees, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Partnership.

[signature page follows]

IN WITNESS WHEREOF, this First Amended and Restated Agreement of Limited Partnership has been executed as of the date first written above.

GENERAL PARTNER:

PHCC GP, LLC, a Delaware limited liability company

By: Preston Hollow Community Capital, Inc., a Maryland corporation

By:
Name: Jim Thompson
Title: Chief Executive Officer

Parent:

PRESTON HOLLOW COMMUNITY CAPITAL, INC., a Maryland corporation

By:
Name: Jim Thompson
Title: Chief Executive Officer

ALL LIMITED PARTNERS LISTED ON THE OWNERSHIP SCHEDULE

PHCC GP, LLC, a Delaware limited liability company, as attorney-in-fact for the Limited Partners

By: Preston Hollow Community Capital, Inc., a Maryland corporation

By:
Name: Jim Thompson
Title: Chief Executive Officer

[Signature Page to OP Agreement]

EXHIBIT A

NOTICE OF REDEMPTION

To:	Preston Hollow Community Capital, Inc. 1717 Main Street, Suite 3900 Dallas, Texas 75201

The undersigned Limited Partner hereby tenders for Redemption __________________ Class A OP Units in PHCC OP, LP (the "Operating Partnership") in accordance with the terms of the First Amended and Restated Agreement of Limited Partnership of the Operating Partnership as amended from time to time(the "LPA"), and the Redemption rights referred to therein. The undersigned Limited Partner:

(a)            undertakes (i) to surrender such Class A OP Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the General Partner, with a copy to Parent, prior to the Specified Redemption Date, the documentation, instruments and information required under the LPA;

(b)           directs that the certified check representing the Cash Amount, or the Parent Class A Stock Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;

(c)            represents, warrants, certifies and agrees that:

(i)             the undersigned is a Limited Partner,

(ii)            the undersigned Limited Partner has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Class A OP Units, free and clear of the rights or interests of any other person or entity,

(iii)           the undersigned Limited Partner has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Class A OP Units as provided herein, and

(iv)          the undersigned Limited Partner has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(d)           acknowledges that the undersigned Limited Partner will continue to own such Class A OP Units until and unless either (1) such Class A OP Units are acquired by the Parent or Partnership pursuant to the LPA or (2) such redemption transaction closes.

Exh. A-1

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the LPA.

Dated:________________

Name of Limited Partner (Exact Name as Registered with the Partnership):

(Signature of Limited Partner)

(Street Address)

(City) (State) (Zip)

State of                     )

County of                 ) ss.:

On __________, 20__ before me, a Notary Public, personally appeared ___________________ known to me or proved to me on the basis of satisfactory evidence to be the individual or individuals described in and who executed the foregoing instrument, and acknowledged to me that said individual or individuals executed the same in his/her capacity, and that by his/her signatures on the instrument, the individual or individuals, or the persons on behalf of the individual or individuals acted, executed the instrument.

 ______________________

Issue Check Payable/shares of Parent Class A Stock to:

Name:

Social security or identifying number:

Exh. A-2

EXHIBIT B

NOTICE OF ELECTION BY PARTNER TO CONVERT
LTIP UNITS INTO CLASS A OP UNITS

The undersigned Holder of LTIP Units hereby irrevocably (i) elects to convert the number of LTIP Units in PHCC OP, LP, a Delaware limited partnership (the "Partnership") set forth below into Class A OP Units in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of [•], 2021; and (ii) directs that any cash in lieu of Class A OP Units that may be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (i) is a Limited Partner; (ii) has, and at the closing of the conversion will have, good, marketable and unencumbered title to such LTIPs Units, free and clear of the rights or interests of any other person or entity; (iii) has, and at the closing of the conversion will have, the full right, power and authority to tender and surrender such LTIP Units as provided herein; and (iv) has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender.

Name of Holder
(Please Print: Exact Name as Registered with Partnership)

Number of LTIP Units to be Converted:

Date of this Notice:

Signature of Holder:
(Sign Exact Name as Registered with Partnership)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

Exh. B-1

EXHIBIT C

NOTICE OF ELECTION BY PARTNERSHIP TO FORCE CONVERSION OF
LTIP UNITS INTO CLASS A OP UNITS

PHCC OP, LP, a Delaware limited partnership (the "Partnership") hereby irrevocably elects to cause the number of LTIP Units held by the Holder of LTIP Units set forth below to be converted into Class A OP Units in accordance with the terms of the Amended and Restated Agreement of Limited Partnership of the Partnership.

Name of Holder

Number of LTIP Units to be Converted:

Date of this Notice:

Exh. C-1